NEWS RELEASE	Exhibit 99.1

HECLA REPORTS SECOND QUARTER 2024 RESULTS

Second highest silver production drives record revenues, positive free cash flow, and deleveraging

For The Period Ended: June 30, 2024

For Release: August 6, 2024

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL, "Company") today announced second quarter 2024 financial and operating results.

SECOND QUARTER HIGHLIGHTS

Operational

•	Production of 4.5 million silver ounces, second highest in Company history.
•	Lucky Friday's silver production of 1.3 million ounces was the highest since 2000. Record mill throughput of 1,181 tons per day ("tpd").
•	Keno Hill All-Injury Frequency Rate ("AIFR") improved by 12% to 1.98, while producing a record 0.9 million ounces of silver, a 39% increase over the first quarter of 2024.
•	2024 silver production and consolidated cost guidance reiterated, gold production guidance increased.

Financial

●	Revenues of $245.7 million, highest in Company history, 46% from silver and 34% from gold.
●	Net income applicable to common stockholders of $27.7 million or $0.04 per share, adjusted net income applicable to common stockholders of $12.3 million or $0.02 per share.[1]
●	Trailing twelve month Adjusted EBITDA of $242.8 million, net leverage ratio* improved to 2.3.[5]
●	Cash provided by operating activities of $78.7 million, free cash flow of $28.3 million.[2]
●	Free cash flow generated at all operations, particularly strong at Greens Creek and Lucky Friday.
●	Greens Creek generated $43.3 million in cash flow from operations and $33.6 million in free cash flow.[2]
●	Lucky Friday generated $44.5 million in cash flow from operations and $33.7 million in free cash flow (including $17.8 million in insurance receipts).[2]
●	Consolidated silver total cost of sales of $123.3 million and cash cost and all-in sustaining cost ("AISC") per silver ounce (each after by-product credits) of $2.08 and $12.54, respectively.[3,4]
●	Received $17.8 million in Lucky Friday insurance claim proceeds, $35.2 million received to date.
●	Realized silver price of $29.77 per ounce, $0.01375 cash dividend per common share, includes silver-linked component of $0.01 per share.

Exploration

●

Drilling at Keno Hill intersected significant widths of high-grade silver mineralization at both the Bermingham and Flame & Moth deposits, confirmed and expanded mineralization in both areas. Highlights include:

●	Bermingham Bear Vein: 35.4 oz/ton silver, 2.2% lead, and 2.0% zinc over 20.2 feet.
●	Flame & Moth Veins 0, 1, and Stockwork: 28.6 oz/ton silver, 3.3% lead, and 6.2% zinc over 22.3 feet.
●

Drilling at Greens Creek intersected strong mineralization in multiple ore zones adding confidence and expanding mineralization. Most notably, the West Zone: 72.7 oz/ton silver, 0.23 oz/ton gold, 9.6% zinc, and 5.2% lead over 26.9 feet.

* Net Leverage ratio is calculated as long-term debt and finance leases less cash to adjusted EBITDA.

"Hecla saw significant improvement in gross profit and free cash flow during the quarter - with our gross profit increasing more than 1.5 times over the prior quarter, and free cash flow generation of $28.3 million, which allowed us to reduce our net debt by $25.1 million," said Cassie Boggs, interim President and CEO. "This financial performance was driven by strong results and free cash flow generated at Greens Creek and Lucky Friday, while Keno Hill's ramp-up progressed well with throughput in excess of 400 tpd. With this strong performance and favorable price environment, we will continue our focus on reducing debt while continuing to invest in our operations and exploration programs."

Boggs continued, "At Keno Hill, while the ramp-up has gone well, our focus will be to ensure Hecla's culture of safety and environmental excellence is instilled in the operational and mining practices. As a result, we expect costs and investment at the mine will remain at current levels as more work is required to deliver long-term value. We are committed to collaborating and working with the First Nation of Na-Cho Nyäk Dun as they work through the clean-up work after the heap leach failure at Victoria Gold's Eagle Gold mine. We have offered our assistance and will continue to be available where we can during this time of crisis."

Boggs concluded, "Silver demand is projected to remain robust, supported by the growing solar demand as the world transitions to a cleaner, greener economy. With Hecla's silver production expected at about 17 million ounces this year, potentially increasing to 20 million ounces by 2026, Hecla remains the fastest growing established silver producer with growth in the best mining jurisdictions."

FINANCIAL OVERVIEW

In the following table and throughout this release, "total cost of sales" is comprised of cost of sales and other direct production costs and depreciation, depletion and amortization, and comparisons are made to the "prior quarter" which refers to the first quarter of 2024.

In Thousands unless stated otherwise	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD-2024	YTD-2023
FINANCIAL AND PRODUCTION SUMMARY
Sales	$245,657	$189,528	$160,690	$181,906	$178,131	$435,185	$377,631
Total cost of sales	$194,227	$170,368	$153,825	$148,429	$140,472	$364,595	$305,024
Gross profit	$51,430	$19,160	$6,865	$33,477	$37,659	$70,590	$72,607
Net income (loss) applicable to common stockholders	$27,732	$(5,891)	$(43,073)	$(22,553)	$(15,832)	$21,841	$(19,143)
Basic income (loss) per common share (in dollars)	$0.04	$(0.01)	$(0.07)	$(0.04)	$(0.03)	$0.04	$(0.03)
Adjusted EBITDA[1]	$90,895	$72,699	$32,907	$46,251	$67,740	$163,594	$129,642
Total Debt	$590,451						$571,030
Net Debt to Adjusted EBITDA[1]	2.3						2.1
Cash provided by operating activities	$78,718	$17,080	$884	$10,235	$23,777	$95,798	$64,380
Capital Expenditures	$(50,420)	$(47,589)	$(62,622)	$(55,354)	$(51,468)	$(98,009)	$(105,911)
Free Cash Flow[2]	$28,298	$(30,509)	$(61,738)	$(45,119)	$(27,691)	$(2,211)	$(41,531)
Silver ounces produced	4,458,484	4,192,098	2,935,631	3,533,704	3,832,559	8,650,582	7,873,528
Silver payable ounces sold	3,785,285	3,481,884	2,847,591	3,142,227	3,360,694	7,267,169	6,965,188
Gold ounces produced	37,324	36,592	37,168	39,269	35,251	73,916	74,822
Gold payable ounces sold	35,276	32,189	33,230	36,792	31,961	67,465	71,580
Cash Costs and AISC, each after by-product credits
Silver cash costs per ounce [3]	$2.08	$4.78	$4.94	$3.31	$3.32	$3.38	$2.70
Silver AISC per ounce [4]	$12.54	$13.10	$17.48	$11.39	$11.63	$12.81	$10.21
Gold cash costs per ounce [3]	$1,701	$1,669	$1,702	$1,475	$1,658	$1,685	$1,725
Gold AISC per ounce [4]	$1,825	$1,899	$1,969	$1,695	$2,147	$1,861	$2,286
Realized Prices
Silver, $/ounce	$29.77	$24.77	$23.47	$23.71	$23.67	$27.37	$23.12
Gold, $/ounce	$2,338	$2,094	$1,998	$1,908	$1,969	$2,222	$1,928
Lead, $/pound	$1.06	$0.97	$1.09	$1.07	$0.99	$1.02	$1.00
Zinc, $/pound	$1.51	$1.10	$1.39	$1.52	$1.13	$1.30	$1.26

Sales in the second quarter increased by 30% from the prior quarter to $245.7 million due to higher quantities sold of all metals produced except zinc, as well as higher realized prices for all metals. The higher sales volumes were due to a full quarter of production at Lucky Friday, increased sales at Keno Hill and Casa Berardi, partially offset by lower volumes sold at Greens Creek.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Gross profit increased by 168% to $51.4 million, reflecting higher realized prices and higher sales volumes at Lucky Friday and Casa Berardi.

Net income applicable to common stockholders for the quarter was $27.7 million, a $33.6 million improvement from the prior quarter, primarily because of:

●	Ramp-up and suspension costs decreased by $9.0 million to $5.5 million, reflecting a full quarter of Lucky Friday production following the restart in January and improved performance at Keno Hill.
●	Fair value adjustments, net increased by $6.9 million due to unrealized gains on both our derivative contracts not designated as accounting hedges, and marketable equity securities portfolio.

The above items were partly offset by:

●	Income and mining tax provision increased by $7.3 million to $9.1 million reflecting higher taxable income of our US operations.
●	General and administrative costs increased by $3.5 million due to costs incurred related to the former CEO's retirement, which were primarily non cash equity compensation costs.

Consolidated silver total cost of sales in the second quarter increased by 14% to $123.3 million, reflecting a full quarter of production at Lucky Friday and increased sales at Keno Hill. Consolidated cash costs and AISC per silver ounce, each after by-product credits, were $2.08 and $12.54 respectively and only include costs of Greens Creek and Lucky Friday for the full quarter (commercial production has not been declared at Keno Hill). The decrease in cash costs and AISC per silver ounce was due to higher silver production and higher by-product credits partially offset by higher production costs.3,4

Consolidated gold total cost of sales were $67.3 million, reflecting an increase in sales volumes at Casa Berardi. Cash costs and AISC per gold ounce, each after by-product credits, were $1,701 and $1,825, respectively.3,4 The increase in cash costs per ounce was attributable to higher contractor, maintenance and consumables costs partially offset by higher gold production at Casa Berardi, with AISC also impacted by lower sustaining capital.

Adjusted EBITDA for the quarter was a record $90.9 million, an increase of $18.2 million primarily due to higher gross profit for the reasons mentioned above.5 The net leverage ratio improved to 2.3 from 2.7 in the prior quarter due to higher adjusted EBITDA and a reduction in net debt of $25.1 million as the Company decreased borrowings under its revolving credit facility.5 Cash and cash equivalents at the end of the quarter were $24.6 million and included $62.0 million drawn on the revolving credit facility. Borrowing on the revolving credit facility decreased by $78 million in the quarter as the Company utilized free cash flow and insurance proceeds to reduce the drawn amount. At current price levels and expected production, the Company anticipates the net leverage ratio to return to the Company's target of less than 2.0 by the end of the year 2024.5

Cash provided by operating activities was $78.7 million and increased by $61.6 million due to an increase in net income adjusted for non-cash items of $32.3 million and a favorable working capital change of $29.3 million.

Capital expenditures of $50.4 million increased by $2.8 million from the prior quarter. Capital investments at the operations were as follows (i) $11.7 million at Greens Creek related to development, equipment purchases and surface projects, (ii) $12.4 million at Casa Berardi, primarily related to tailings construction activities, (iii) $10.8 million at Lucky Friday primarily related to development, pre-production drilling, and equipment purchases, and (iv) $14.5 million at Keno Hill, related to underground development, mobile equipment purchases, and camp expansion.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Free cash flow for the quarter was $28.3 million, compared to negative $30.5 million in the prior quarter.2 The improvement in free cash flow was attributable to a full quarter of Lucky Friday production and improved performance at Keno Hill which led to higher sales volumes and realized prices.

Forward Sales Contracts for Base Metals and Foreign Currency

The Company uses financially settled forward sales contracts to manage exposure to zinc and lead price changes in forecasted concentrate shipments. On June 30, 2024, the Company had contracts covering approximately 7% and 34% of the forecasted payable zinc and lead production, respectively, through 2026, at an average zinc price of $1.37 per pound and a lead price of $0.99 per pound.

The Company also manages Canadian dollar ("CAD") exposure through forward contracts. At June 30, 2024, the Company had hedged approximately 54% of forecasted Casa Berardi and Keno Hill CAD- denominated direct production costs through 2026 at an average CAD/USD rate of 1.33. The Company has also hedged approximately 21% of Casa Berardi and Keno Hill's projected CAD-denominated total capital expenditures through 2026 at 1.35.

OPERATIONS OVERVIEW

Greens Creek Mine - Alaska

Dollars are in thousands except cost per ton	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD-2024	YTD-2023
GREENS CREEK
Tons of ore processed	225,746	232,188	220,186	228,978	232,465	457,934	465,632
Total production cost per ton	$218.09	$212.92	$223.98	$200.30	$194.94	$215.46	$196.77
Ore grade milled - Silver (oz./ton)	12.6	13.3	12.9	13.1	12.8	13.0	13.6
Ore grade milled - Gold (oz./ton)	0.09	0.09	0.09	0.09	0.10	0.09	0.09
Ore grade milled - Lead (%)	2.5	2.6	2.8	2.5	2.5	2.5	2.6
Ore grade milled - Zinc (%)	6.2	6.3	6.5	6.5	6.5	6.2	6.2
Silver produced (oz.)	2,243,551	2,478,594	2,260,027	2,343,192	2,355,674	4,722,145	5,128,533
Gold produced (oz.)	14,137	14,588	14,651	15,010	16,351	28,725	31,235
Lead produced (tons)	4,513	4,834	4,910	4,740	4,726	9,347	9,928
Zinc produced (tons)	12,400	13,062	12,535	13,224	13,255	25,462	25,737
Sales	95,659	$97,310	$93,543	$96,459	$95,891	$192,969	$194,502
Total cost of sales	$(56,786)	$(69,857)	$(70,231)	$(60,322)	$(63,054)	$(126,643)	$(129,342)
Gross profit	$38,873	$27,453	$23,312	$36,137	$32,837	$66,326	$65,160
Cash flow from operations	$43,276	$28,706	$34,576	$36,101	$43,302	$71,982	$86,648
Exploration	$2,011	$551	$1,324	$4,283	$1,760	$2,562	$2,208
Capital additions	$(11,704)	$(8,827)	$(15,996)	$(12,060)	$(8,828)	$(20,531)	$(15,486)
Free cash flow [2]	$33,583	$20,430	$19,904	$28,324	$36,234	$54,013	$73,370
Cash cost per ounce, after by-product credits [3]	$0.19	$3.45	$4.94	$3.04	$1.33	$1.90	$1.23
AISC per ounce, after by-product credits [4]	$5.40	$7.16	$12.00	$8.18	$5.34	$6.33	$4.51

Greens Creek produced 2.2 million ounces of silver during the quarter, a decrease of 9% compared to the prior quarter, primarily due to lower mined grades which reverted to plan. Throughput for the quarter averaged 2,481 tpd, a decline of 3% as multiple mill maintenance projects including installation of a new primary screen, relining of the grinding circuit, and concentrate thickener rake replacement, were completed during the quarter. By-product metal production was lower primarily due to lower grades.

Sales in the quarter were $95.7 million, a 2% decrease due to lower quantities of all metals sold, partially offset by higher realized prices. Lower sales volumes were also attributable to an increase in silver and zinc concentrate inventory due to the timing of shipments at quarter end. Total cost of sales decreased to $56.8 million, reflecting lower sales volumes. Cash costs and AISC per silver ounce, each after by-product credits, were $0.19 and $5.40, respectively, and decreased over the prior quarter due to lower treatment charges and higher by-product credits (higher realized prices for by-products offset lower production volumes).3,4

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Cash flow from operations was $43.3 million, an increase of $14.6 million, primarily due to higher realized prices. Free cash flow for the quarter was $33.6 million, an increase of $13.2 million, as higher cash flow from operations was partially offset by planned higher capital investment during the quarter.

Lucky Friday Mine - Idaho

Dollars are in thousands except cost per ton	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD-2024	YTD-2023
LUCKY FRIDAY
Tons of ore processed	107,441	86,234	5,164	36,619	94,043	193,675	189,346
Total production cost per ton	$233.99	$233.10	$201.42	$191.81	$248.65	$233.59	$229.56
Ore grade milled - Silver (oz./ton)	12.9	12.9	12.7	13.6	14.3	12.9	14.1
Ore grade milled - Lead (%)	8.1	8.2	8.0	8.6	9.1	8.2	9.0
Ore grade milled - Zinc (%)	3.6	3.9	3.5	3.5	4.2	3.7	4.2
Silver produced (oz.)	1,308,155	1,061,065	61,575	475,414	1,286,666	2,369,220	2,549,130
Lead produced (tons)	8,229	6,689	372	2,957	8,180	14,918	16,214
Zinc produced (tons)	3,320	2,851	134	1,159	3,338	6,171	6,651
Sales	$59,071	$35,340	$3,117	$21,409	$42,648	$94,411	$91,758
Total cost of sales	$(37,523)	$(27,519)	$(3,117)	$(14,344)	$(32,190)	$(65,042)	$(66,724)
Gross profit	$21,548	$7,821	$—	$7,065	$10,458	$29,369	$25,034
Cash flow from operations	$44,546	$27,112	$(7,982)	$515	$18,893	$71,658	$65,025
Capital additions	$(10,818)	$(14,988)	$(18,819)	$(15,494)	$(16,317)	$(25,806)	$(31,024)
Free cash flow [2]	$33,728	$12,124	$(26,801)	$(14,979)	$2,576	$45,852	$34,001
Cash cost per ounce, after by-product credits [3]	$5.32	$8.85	N/A	$4.74	$6.96	$6.67	$5.64
AISC per ounce, after by-product credits [4]	$12.74	$17.36	N/A	$10.63	$14.24	$14.50	$12.48

Lucky Friday produced 1.3 million ounces of silver, the highest quarterly production since 2000 and an increase of 23% over the prior quarter, reflecting a full quarter of production. Mill throughput of 1,181 tpd also set a record in the mine's 80-year history.

Sales in the second quarter were $59.1 million, and total cost of sales were $37.5 million, compared to $35.3 million and $27.5 million, respectively in the prior quarter, reflecting higher sales volumes and realized prices. Cash costs and AISC per silver ounce, each after by-product credits, were $5.32 and $12.74 respectively, and were lower due to higher production, but higher than guidance due to higher labor and contractor costs, and higher profit sharing (under the collective bargaining agreement) reflecting the strong performance and higher realized prices.

Cash flow from operations was $44.5 million and includes $17.8 million in insurance proceeds received during the quarter, as well as positive working capital adjustments due to ramp-up being achieved in the prior quarter.

Capital expenditures for the quarter were $10.8 million, and included capital development, mobile equipment purchases, and completion of the rehabilitation work related to the secondary egress (#2 shaft). Free cash flow for the quarter was $33.7 million, an increase of $21.6 million reflecting a full quarter of operations and the collection of $17.8 million of insurance proceeds.2 The Company's underground insurance sublimit coverage is $50 million, of which $35.2 million has been received to date and the Company expects to receive the remaining $14.8 million in insurance proceeds before the end of the year.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Keno Hill - Yukon Territory

Dollars are in thousands except cost per ton	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD-2024	YTD-2023
KENO HILL
Tons of ore processed	36,977	25,165	19,651	24,616	12,064	62,142	12,064
Total production cost per ton	$116.48	$132.42	$145.36	$88.97	$202.66	$123.60	$109.42
Ore grade milled - Silver (oz./ton)	25.1	26.3	31.7	33.0	20.2	25.6	20.2
Ore grade milled - Lead (%)	2.4	2.4	2.6	2.4	2.5	2.4	2.5
Ore grade milled - Zinc (%)	1.4	1.3	1.6	2.5	4.1	1.4	4.1
Silver produced (oz.)	900,440	646,312	608,301	710,012	184,264	1,546,752	184,264
Lead produced (tons)	845	576	481	327	417	1,421	417
Zinc produced (tons)	471	298	396	252	691	769	691
Sales	$28,950	$10,847	$17,936	$16,001	$1,581	$39,797	$1,581
Total cost of sales	$(28,950)	$(10,847)	$(17,936)	$(16,001)	$(1,581)	$(39,797)	$(1,581)
Gross profit	$—	$—	$—	$—	$—	$—	$—
Cash flow from operations	$14,585	$(13,334)	$1,181	$(6,200)	$(12,900)	$1,251	$(19,224)
Exploration	$2,019	$498	$1,548	$1,653	$1,039	$2,517	$1,476
Capital additions	$(14,533)	$(10,346)	$(12,549)	$(11,498)	$(3,505)	$(24,879)	$(20,625)
Free cash flow [2]	$2,071	$(23,182)	$(9,820)	$(16,045)	$(15,366)	$(21,111)	$(38,373)

At Keno Hill, ramp-up continued and the mine produced 900,440 ounces of silver in the second quarter, a record for the operation, and an increase of 39% over the prior quarter. Throughput in the quarter averaged 406 tpd, an increase of 47%, partially offset by lower silver grades, which were 25.1 ounces per ton. Production commenced from the Flame & Moth deposit at the beginning of July and is expected to supplement ore production from the Bermingham deposit.

Sales during the quarter were $29.0 million, an increase of $18.1 million over the prior quarter due to a combination of higher realized prices and volumes. Ramp-up costs during the quarter were $1.8 million and are included in ramp-up and suspension costs on the consolidated statement of operations. Expenditures on production costs, including ramp-up costs (excluding depreciation), totaled $27.4 million for the quarter, higher than the guidance of $15-$17 million per quarter due to increased production volumes and throughput. Capital investments during the quarter were $14.5 million for underground and surface infrastructure projects including camp expansion, mine development, and mobile equipment purchases.

The Company continues to make progress on the cemented tails batch plant, a critical infrastructure project, which will facilitate a change in the mining method at the Bermingham deposit to underhand mining, which should improve safety and productivity. Construction of the project is expected to be completed in the fourth quarter with full conversion to underhand mining expected by the end of 2025. Other key capital projects in progress are expansion of camp facilities, water treatment plant upgrades, and key equipment purchases.

Keno Hill's AIFR, one of several improving measures, improved 12% to 1.98. As the Keno Hill operation moves towards full production, the Company expects sustained investment in long-term infrastructure to support sustainable and safe mining operations throughout the current reserve mine plan of eleven years. Continued focus on safety, environmental, permitting, and mining practices, and relations with First Nation of Na-Cho Nyäk Dun are key to maintaining and increasing production levels and delivering long-term value at this operation.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Casa Berardi - Quebec

Dollars are in thousands except cost per ton	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD-2024	YTD-2023
CASA BERARDI
Tons of ore processed - underground	118,485	123,123	104,002	112,544	94,124	241,608	204,369
Tons of ore processed - surface pit	248,494	258,503	251,009	231,075	224,580	506,997	543,489
Tons of ore processed - total	366,979	381,626	355,011	343,619	318,704	748,605	747,858
Surface tons mined - ore and waste	4,064,091	3,639,297	4,639,770	3,574,391	2,461,196	7,703,388	4,598,189
Total production cost per ton	$107.84	$96.53	$108.20	$103.75	$97.69	$102.07	$103.58
Ore grade milled - Gold (oz./ton) - underground	0.14	0.14	0.12	0.13	0.14	0.14	0.13
Ore grade milled - Gold (oz./ton) - surface pit	0.04	0.04	0.06	0.06	0.05	0.04	0.05
Ore grade milled - Gold (oz./ton) - combined	0.07	0.07	0.07	0.07	0.06	0.07	0.07
Gold produced (oz.) - underground	13,719	13,707	11,206	12,416	10,226	27,426	22,014
Gold produced (oz.) - surface pit	9,468	8,297	11,311	11,843	8,675	17,765	21,573
Gold produced (oz.) - total	23,187	22,004	22,517	24,259	18,901	45,191	43,587
Silver produced (oz.) - total	6,338	6,127	5,730	5,084	5,956	12,465	11,601
Sales	$58,623	$41,584	$42,822	$46,912	$36,946	$100,207	$87,944
Total cost of sales	$(67,340)	$(58,260)	$(58,945)	$(56,822)	$(42,576)	$(125,600)	$(105,574)
Gross loss	$(8,717)	$(16,676)	$(16,123)	$(9,910)	$(5,630)	$(25,393)	$(17,630)
Cash flow from operations	$17,816	$3,186	$3,136	$7,877	$(8,148)	$21,002	$(8,832)
Exploration	$315	$685	$635	$1,482	$1,107	$1,000	$2,161
Capital additions	$(12,376)	$(13,316)	$(15,929)	$(16,225)	$(20,816)	$(25,692)	$(37,902)
Free cash flow [2]	$5,755	$(9,445)	$(12,158)	$(6,866)	$(27,857)	$(3,690)	$(44,573)
Cash cost per ounce, after by-product credits [3]	$1,701	$1,669	$1,702	$1,475	$1,658	$1,685	$1,725
AISC per ounce, after by-product credits [4]	$1,825	$1,899	$1,969	$1,695	$2,147	$1,861	$2,286

Casa Berardi produced 23,187 ounces of gold in the quarter, an increase of 5% over the prior quarter as a 7% increase in throughput and recoveries were offset by lower grades from the 160 pit. The mill operated at an average of 4,194 tpd during the quarter.

Sales were $58.6 million, a 41% increase due to a combination of higher sales volumes and realized prices. Total cost of sales were $67.3 million, a 16% increase compared to the prior quarter, attributable to higher sales volumes and higher costs. Cash costs and AISC per gold ounce, each after by-product credits increased to $1,701 and $1,825, respectively, primarily due to higher production costs attributable to higher contractor costs and consumables (higher volumes). AISC was favorably impacted by planned lower sustaining capital spend. 3,4

Cash flow from operations was $17.8 million, an increase of $14.6 million over the prior quarter. Capital investments for the quarter totaled $12.4 million ($2.7 million in sustaining and $9.7 million in growth) and were primarily related to construction costs for tailings facilities. Free cash flow for the quarter was $5.8 million and improved by $15.2 million from the prior quarter due to higher cash flow from operations and lower capital spending.2

With the increase in gold prices, the Company has completed a stope-by-stope analysis of the west mine underground operations and is extending the underground operations for the remainder of 2024. Please refer to the guidance section of the release for updated production guidance for the mine.

EXPLORATION AND PRE-DEVELOPMENT

Exploration and pre-development expenses totaled $6.7 million for the quarter. Exploration activities during the quarter primarily focused on underground definition and exploration drilling at Greens Creek, Keno Hill, and Casa Berardi.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Keno Hill

At Keno Hill, underground drilling during the first half of 2024 continued to intersect high-grade silver mineralization over significant widths and highlights the potential for high-grade silver mineralization in the district. Underground definition drilling is focused on extending mineralization and resource conversion in the high-grade Bermingham Bear Zone veins (Bear, Footwall, and Main Vein zones) and in the Flame & Moth veins. During the quarter, two underground drills completed over 13,000 feet of definition drilling. Three surface drills were also active on the property testing multiple targets including the Bermingham Deep, Bermingham Townsite, Elsa17-Dixie, and Silver Spoon target areas that have potential for the discovery of additional large high-grade silver deposits. Over 25,000 feet of surface exploration drilling has been completed in 13 drillholes.

Assay highlights include (reported widths are estimates of true width):

●	Bear Vein: 35.4 oz/ton silver, 2.2% lead, and 2.0% zinc over 20.2 feet
●	Includes: 150.8 oz/ton silver, 9.9% lead, and 4.8% zinc over 3.0 feet
●	Main Vein: 29.8 oz/ton silver, 1.6% lead, and 0.2% zinc over 10.3 feet
●	Includes: 86.0 oz/ton silver, and 8.0% lead over 0.8 feet.
●	Includes: 203.9 oz/ton silver, 8.4% lead, and 0.1% zinc over 0.9 feet
●	Flame & Moth Veins 0, 1, Stockwork: 28.6 oz/ton silver, 3.3% lead, and 6.2% zinc over 22.3 feet
●	Includes: 129.8 oz/ton silver, 5.7% lead, and 6.6% zinc over 1.7 feet
●	Includes: 35.1 oz/ton silver, 6.6% lead, and 10.6% zinc over 7.4 feet

Greens Creek

At Greens Creek, three underground drills completed over 44,000 feet of drilling focused on resource conversion and exploration to extend mineralization of known resources. Drilling was focused in the 9a, 200 South, 5250, NWW, West, Gallagher, and Southwest Bench areas. In addition, two helicopter-supported surface exploration drills completed over 8,000 feet of drilling (assays pending) focused on expanding the Upper Plate Zone to the west of current resources and drill testing the Mammoth target.

Assay highlights include (reported widths are estimates of true width):

●	NWW Zone: 32.0 oz/ton silver, 0.18 oz/ton gold, 14.2% zinc, and 5.0% lead over 19.3 feet
●	200 South Zone: 15.7 oz/ton silver, 0.02 oz/ton gold, 2.0% zinc, and 1.0% lead over 26.9 feet
●	West Zone: 72.7 oz/ton silver, 0.23 oz/ton gold, 9.6% zinc, and 5.2% lead over 26.9 feet

At Casa Berardi, underground drilling is continuing to evaluate the remaining underground stopes and mineral zone extensions.

Detailed complete drill assay highlights can be found in Table A at the end of the release.

DIVIDENDS

Common Stock

The Board of Directors declared a quarterly cash dividend of $0.01375 per share of common stock, consisting of $0.00375 per share for the minimum dividend component and $0.01 per share for the silver-linked component. The common stock dividend is payable on or about September 5, 2024, to stockholders of record on August 26, 2024. The quarter realized silver price was $29.77, satisfying the criterion for the Company’s common stock silver-linked dividend policy component.

Preferred Stock

The Board of Directors declared a quarterly cash dividend of $0.875 per share of preferred stock, payable on or about October 1, 2024, to stockholders of record on September 16, 2024.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

2024 GUIDANCE 6

The Company has updated its annual gold production, cost and capital guidance as below. There is no change to silver production guidance.

2024 Production Outlook

Gold production guidance for Casa Berardi is increased to reflect the extension of underground operations until the end of the year 2024.

	Silver Production (Moz)	Gold Production (Koz)		Silver Equivalent (Moz)		Gold Equivalent (Koz)
	Current	Previous	Current	Previous	Current	Previous	Current
2024 Greens Creek *	8.8 - 9.2	46 - 51	46 - 51	21.0 - 21.5	21.0 - 21.5	235 - 245	235 - 245
2024 Lucky Friday *	5.0 - 5.3	N/A	N/A	9.5 - 10.0	9.5 - 10.0	110 - 115	110 - 115
2024 Casa Berardi	N/A	75 - 82	80 - 87	6.5 - 7.2	6.9 - 7.5	75 - 82	80 - 87
2024 Keno Hill*	2.7 - 3.0	N/A	N/A	3.0 - 3.5	3.0 - 3.5	36 - 40	36 - 40

2024 Total	16.5 - 17.5	121 - 133	126 - 138	40.0 - 42.2	40.4 - 42.5	455 - 482	461 - 487

*Equivalent ounces include lead and zinc production

2024 Cost Outlook

At Greens Creek, guidance for cash costs and AISC per silver ounce, each after by-product credits, has decreased to reflect higher by-product credits (due to strong realized prices), and strong silver production. AISC per silver ounce, after by-product credits, is also favorably impacted by lower expected capital investment during the remaining year.

At Lucky Friday, guidance for cash costs and AISC per silver ounce, each after by-product credits, has increased to reflect higher labor and contractor costs incurred through the first half of 2024, and expected higher profit sharing costs (under the collective bargaining agreement) during the remaining year attributable to higher prices.

At Keno Hill, expenditures on production costs, excluding depreciation, are expected to be $25-$27 million per quarter for the remaining year to reflect current levels of expenditures associated with the increase in production volumes.

For Casa Berardi, cost of sales guidance is increased to include expected underground production costs for the rest of 2024. Cash costs and AISC, per gold ounce, each after by-product credits is unchanged as the increased costs are offset by higher expected production.

	Costs of Sales (million)		Cash cost, after by-product credits, per silver/gold ounce[3]		AISC, after by-product credits, per produced silver/gold ounce[4]
	Previous	Current	Previous	Current	Previous	Current
Greens Creek	252	252	$3.50 - $4.00	$2.25 - $3.00	$9.50 - $10.25	$8.25 - $9.00
Lucky Friday	130	135	$2.00 - $3.25	$4.25 - $5.25	$10.50 - $12.25	$12.75 - $14.00
Total Silver	382	387	$3.00 - $3.75	$3.00 - $3.75	$13.00 - $14.50	$13.00 - $14.50
Casa Berardi	200	215	$1,500 - $1,700	$1,500 - $1,700	$1,750 - $1,975	$1,750 - $1,975

2024 Capital and Exploration Guidance

The Company is increasing capital guidance for the year to reflect higher expected capital investment at Keno Hill, partially offset by lower capital investment at Greens Creek. At Greens Creek, capital investment guidance is reduced to reflect lower capital investment through the first half of the year and timing of equipment purchases and capital projects.

At Keno Hill, increase in capital investment guidance is primarily attributable to increased underground development, water treatment plant upgrades, camp expansion, equipment purchases, and cemented tails batch plant.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Exploration and pre-development guidance is unchanged.

(millions)	Previous	Current	Current - Sustaining	Current - Growth
2024 Total Capital expenditures	$190 - $210	$196 - $218	$113 - $124	$83 - $94
Greens Creek	$59 - $63	$50 - $55	$47 - $50	$3 - $5
Lucky Friday	$45 - $50	$45 - $50	$42 - $45	$3 - $5
Keno Hill	$30 - $34	$45 - $50	$10 - $12	$35 - $38
Casa Berardi	$56 - $63	$56 - $63	$14 - $17	$42 - $46
2024 Exploration	$25	$25
2024 Pre-Development	$6.5	$6.5

CONFERENCE CALL AND WEBCAST

A conference call and webcast will be held on Wednesday, August 7, 2024, at 10:00 a.m. Eastern Time to discuss these results. The Company recommends that the participants dial in at least 10 minutes before the call commencement. You may join the conference call by dialing toll-free 1-888-330-2391 or for international callers dial 1-240-789-2702. The Conference ID is 4812168 and must be provided when dialing in. Hecla's live and archived webcast can be accessed at https://events.q4inc.com/attendee/202789141 or www.hecla.com under Investors.

VIRTUAL INVESTOR EVENT

Hecla will be holding a Virtual Investor Event on Wednesday, August 7, from 12:00 p.m. to 1:30 p.m. Eastern Time.

Hecla invites shareholders, investors, and other interested parties to schedule a personal, 30-minute virtual meeting (video or telephone) with a member of senior management to discuss Financial, Exploration, Operations, ESG or general matters. Click on the link below to schedule a call (or copy and paste the link into your web browser). You can select a topic once you have entered the meeting calendar. If you are unable to book a time, either due to high demand or for other reasons, please reach out to Anvita M. Patil, Vice President, Investor Relations and Treasurer at hmc-info@hecla.com or 208-769-4100.

One-on-One meeting URL: https://calendly.com/2024-aug-vie

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

NOTES

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by United States generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The non-GAAP financial measures cited in this release and listed below are reconciled to their most comparable GAAP measure at the end of this release.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

(1) Adjusted net income (loss) applicable to common stockholders is a non-GAAP measurement, a reconciliation of which to net income (loss) applicable to common stockholders, the most comparable GAAP measure, can be found at the end of the release. Adjusted net income (loss) applicable to common stockholders is a measure used by management to evaluate the Company's operating performance but should not be considered an alternative to net income (loss) applicable to common stockholders as defined by GAAP. They exclude certain impacts which are of a nature which we believe are not reflective of our underlying performance. Management believes that adjusted net income (loss) applicable to common stockholders per common share provides investors with the ability to better evaluate our underlying operating performance.

(2) Free cash flow is a non-GAAP measure calculated as cash provided by operating activities less capital expenditures. Cash provided by operating activities for the Greens Creek, Lucky Friday, and Casa Berardi operating segments excludes exploration and pre-development expense, as it is a discretionary expenditure and not a component of the mines’ operating performance. Capital expenditures refers to Additions to properties, plants and equipment from the Consolidated Statements of Cash Flows, net of finance leases.

(3) Cash cost, after by-product credits, per silver and gold ounce is a non-GAAP measurement, a reconciliation of total cost of sales, can be found at the end of the release. It is an important operating statistic that management utilizes to measure each mine's operating performance. It also allows the benchmarking of performance of each mine versus those of our competitors. As a primary silver mining company, management also uses the statistic on an aggregate basis - aggregating the Greens Creek and Lucky Friday mines to compare performance with that of other silver mining companies. Similarly, the statistic is useful in identifying acquisition and investment opportunities as it provides a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics. In addition, the Company may use it when formulating performance goals and targets under its incentive program.

(4) All-in sustaining cost (AISC), after by-product credits, is a non-GAAP measurement, a reconciliation of which to total cost of sales, the closest GAAP measurement, can be found in the end of the release. AISC, after by-product credits, includes total cost of sales and other direct production costs, expenses for reclamation at the mine sites and all site sustaining capital costs. AISC, after by-product credits, is calculated net of depreciation, depletion, and amortization and by-product credits. Prior year presentation has been adjusted to conform with current year presentation.

(5) Adjusted EBITDA is a non-GAAP measurement, a reconciliation of which to net loss, the most comparable GAAP measure, can be found at the end of the release. Adjusted EBITDA is a measure used by management to evaluate the Company's operating performance but should not be considered an alternative to net loss, or cash provided by operating activities as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In addition, the Company may use it when formulating performance goals and targets under its incentive program. Net debt to adjusted EBITDA is a non-GAAP measurement, a reconciliation of which to debt and net income (loss), the most comparable GAAP measurements, can be found at the end of the release. It is an important measure for management to measure relative indebtedness and the ability to service the debt relative to its peers. It is calculated as total debt outstanding less total cash on hand divided by adjusted EBITDA.

(6) Expectations for 2024 include silver, gold, lead, and zinc production from Greens creek, Lucky Friday, Keno Hill, and Casa Berardi converted using gold $1,950/oz, silver $22.50/oz, zinc $1.20/lb, and lead $0.95/lb. Numbers are rounded.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Current GAAP measures used in the mining industry, such as total cost of goods sold, do not capture all the expenditures incurred to discover, develop and sustain silver and gold production. Management believes that AISC is a non-GAAP measure that provides additional information to management, investors and analysts to help (i) in the understanding of the economics of our operations and performance compared to other producers and (ii) in the transparency by better defining the total costs associated with production. Similarly, the statistic is useful in identifying acquisition and investment opportunities as it provides a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics. In addition, the Company may use it when formulating performance goals and targets under its incentive program.

Cautionary Statement Regarding Forward Looking Statements, Including 2024 Outlook

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements may include, without limitation: (i) the Company will continue to focus on reducing debt while continuing to invest in operations and exploration programs; (ii) silver demand is projected to remain robust, supported by the growing solar demand as the world transitions to a cleaner, greener economy; (iii) the Company expects to produce 17 million ounces of silver in 2024 and increase production potentially up to 20 million ounces by 2026; (iv) at current price levels and expected production, the Company anticipates the net leverage ratio (net debt to Adjusted EBITDA) will return to less than 2 by 2024 year-end; (v) the Company expects to receive an additional $14.8 million in insurance proceeds in 2024; (vi) Casa Berardi may continue underground production throughout 2024; (vii) construction of cemented tails batch plant project is expected to 1) be completed in the fourth quarter of 2024, 2) improve safety and productivity at the Bermingham deposit, and 3) facilitate the change of mining method to underhand mining by the end of 2025; (viii) projected total cost of sales, as well as cash cost and AISC per ounce (in each case after by-product credits) for Greens Creek, Lucky Friday, and Casa Berardi individually and for silver overall for 2024; (ix) Company-wide and mine-specific estimated spending on capital, exploration and predevelopment for 2024 and (x) Company-wide and mine-specific silver, gold, silver-equivalent and gold-equivalent ounces of production for 2024. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) there being no significant changes to the availability of employees, vendors and equipment; (ix) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (x) counterparties performing their obligations under hedging instruments and put option contracts; (xi) sufficient workforce is available and trained to perform assigned tasks; (xii) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xiii) relations with interested parties, including First Nations and Native Americans, remain productive; (xiv) maintaining availability of water rights; (xv) factors do not arise that reduce available cash balances; and (xvi) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In addition, material risks that could cause actual results to differ from forward-looking statements include but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; and (vi) litigation, political, regulatory, labor and environmental risks. For a more detailed discussion of such risks and other factors, see the Company's 2023 Form 10-K filed on February 15, 2024 and Form 10-Q expected to be filed on August 7, 2024, for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Qualified Person (QP)

Kurt D. Allen, MSc., CPG, VP - Exploration of Hecla Mining Company and Keith Blair, MSc., CPG, Chief Geologist of Hecla Limited, who serve as a Qualified Person under S-K 1300 and NI 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Technical Report Summaries for each of the Company’s Greens Creek, Lucky Friday, Casa Berardi and Keno Hill properties are filed as exhibits 96.1 - 96.4 respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and are available at www.sec.gov. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for (i) the Greens Creek Mine are contained in its Technical Report Summary and in a NI 43-101 technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, (ii) the Lucky Friday Mine are contained in its Technical Report Summary and in its technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, (iii) Casa Berardi are contained in its Technical Report Summary and in its NI 43-101 technical report titled “Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada” effective date December 31, 2023 and (iv) Keno Hill are contained in its Technical Report Summary and in its NI 43-101 technical report titled “Technical Report on the Keno Hill Mine, Yukon, Canada” effective date December 31, 2023. Also included in each technical report is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Mr. Allen and Mr. Blair reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Anvita M. Patil

Vice President - Investor Relations and Treasurer

Cheryl Turner

Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla.com

Website: http://www.hecla.com

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

HECLA MINING COMPANY

Condensed Consolidated Statements of Income (Loss)

(dollars and shares in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
Sales	$245,657	$189,528	$435,185	$377,631
Cost of sales and other direct production costs	140,464	121,461	261,925	233,304
Depreciation, depletion and amortization	53,763	48,907	102,670	71,720
Total cost of sales	194,227	170,368	364,595	305,024
Gross profit	51,430	19,160	70,590	72,607

Other operating expenses:
General and administrative	14,740	11,216	25,956	22,853
Exploration and pre-development	6,682	4,342	11,024	11,860
Ramp-up and suspension costs	5,538	14,523	20,061	27,659
Provision for closed operations and environmental matters	1,153	986	2,139	4,155
Other operating income	(17,283)	(16,971)	(34,254)	(4,284)
	10,830	14,096	24,926	62,243
Income from operations	40,600	5,064	45,664	10,364
Other (expense) income:
Interest expense	(12,505)	(12,644)	(25,149)	(20,476)
Fair value adjustments, net	5,002	(1,852)	3,150	623
Foreign exchange gain (loss)	2,673	3,982	6,655	(3,742)
Other income	1,180	1,512	2,692	2,768
	(3,650)	(9,002)	(12,652)	(20,827)
Income (loss) before income taxes	36,950	(3,938)	33,012	(10,463)
Income and mining tax provision	(9,080)	(1,815)	(10,895)	(8,404)
Net income (loss)	27,870	(5,753)	22,117	(18,867)
Preferred stock dividends	(138)	(138)	(276)	(276)
Net income (loss) applicable to common stockholders	$27,732	$(5,891)	$21,841	$(19,143)
Basic income (loss) per common share after preferred dividends (in cents)	$0.04	$(0.01)	0.04	$(0.03)
Diluted income (loss) per common share after preferred dividends (in cents)	$0.04	$(0.01)	$0.04	$(0.03)
Weighted average number of common shares outstanding basic	617,106	616,199	616,649	602,077
Weighted average number of common shares outstanding diluted	622,206	616,199	621,936	602,077

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

HECLA MINING COMPANY

Condensed Consolidated Statements of Cash Flows

(dollars in thousands - unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
OPERATING ACTIVITIES
Net income (loss)	$27,870	$(5,753)	$22,117	$(18,867)
Non-cash elements included in net income (loss):
Depreciation, depletion and amortization	53,921	51,226	105,147	74,610
Inventory adjustments	2,225	7,671	9,896	7,518
Fair value adjustments, net	(5,002)	1,852	(3,150)	(623)
Provision for reclamation and closure costs	1,760	1,846	3,606	5,328
Stock compensation	2,982	1,164	4,146	2,688
Deferred income taxes	6,104	(416)	5,688	4,585
Foreign exchange (gain) loss	(2,673)	(3,982)	(6,655)	3,807
Other non-cash items, net	(715)	519	(196)	1,574
Change in assets and liabilities:
Accounts receivable	750	(17,864)	(17,114)	28,564
Inventories	(12,127)	(18,746)	(30,873)	(18,121)
Other current and non-current assets	3,104	5,238	8,342	(15,063)
Accounts payable, accrued and other current liabilities	6,518	(8,819)	(2,301)	143
Accrued payroll and related benefits	(1,678)	5,498	3,820	(9,543)
Accrued taxes	(3,101)	2,085	(1,016)	(85)
Accrued reclamation and closure costs and other non-current liabilities	(1,220)	(4,439)	(5,659)	(2,135)
Cash provided by operating activities	78,718	17,080	95,798	64,380
INVESTING ACTIVITIES
Additions to property, plant and mine development, net	(50,420)	(47,589)	(98,009)	(105,911)
Proceeds from disposition of assets	1,227	47	1,274	80
Purchases of investments	(73)	—	(73)	—
Net cash used in investing activities	(49,266)	(47,542)	(96,808)	(105,831)
FINANCING ACTIVITIES
Proceeds from issuance of stock, net of related costs	—	1,103	1,103	25,888
Acquisition of treasury shares	—	(1,197)	(1,197)	(2,036)
Borrowing of debt	40,000	27,000	67,000	56,000
Repayment of debt	(118,000)	(15,000)	(133,000)	(25,000)
Dividends paid to common and preferred stockholders	(4,000)	(3,994)	(7,994)	(7,808)
Repayments of finance leases	(2,472)	(3,033)	(5,505)	(4,765)
Net cash (used in) provided by financing activities	(84,472)	4,879	(79,593)	42,279
Effect of exchange rates on cash	(556)	(624)	(1,180)	1,217
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(55,576)	(26,207)	(81,783)	2,045
Cash, cash equivalents and restricted cash at beginning of period	81,332	107,539	107,539	105,907
Cash, cash equivalents and restricted cash at end of period	$25,756	$81,332	$25,756	$107,952

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

HECLA MINING COMPANY

Condensed Consolidated Balance Sheets

(dollars and shares in thousands - unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$24,585	$106,374
Accounts receivable	49,293	33,116
Inventories	109,744	93,647
Other current assets	16,608	27,125
Total current assets	200,230	260,262
Investments	38,135	33,724
Restricted cash	1,171	1,165
Property, plant and mine development, net	2,657,995	2,666,250
Operating lease right-of-use assets	8,302	8,349
Other non-current assets	33,931	41,354
Total assets	$2,939,764	$3,011,104

LIABILITIES
Current liabilities:
Accounts payable and other current accrued liabilities	$123,234	$123,643
Finance leases	7,874	9,752
Accrued reclamation and closure costs	10,049	9,660
Accrued interest	14,368	14,405
Total current liabilities	155,525	157,460
Accrued reclamation and closure costs	109,777	110,797
Long-term debt including finance leases	582,577	653,063
Deferred tax liability	100,732	104,835
Other non-current liabilities	11,088	16,845
Total liabilities	959,699	1,043,000

STOCKHOLDERS’ EQUITY
Preferred stock	39	39
Common stock	156,745	156,076
Capital surplus	2,354,004	2,343,747
Accumulated deficit	(489,738)	(503,861)
Accumulated other comprehensive (loss) income, net	(6,054)	5,837
Treasury stock	(34,931)	(33,734)
Total stockholders’ equity	1,980,065	1,968,104
Total liabilities and stockholders’ equity	$2,939,764	$3,011,104

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Non-GAAP Measures

(Unaudited)

Reconciliation of Total Cost of Sales to Cash Cost, Before By-product Credits and Cash Cost, After By-product Credits (non-GAAP) and All-In Sustaining Cost, Before By-product Credits and All-In Sustaining Cost, After By-product Credits (non-GAAP)

The tables below present reconciliations between the most comparable GAAP measure of total cost of sales to the non-GAAP measures of (i) Cash Cost, Before By-product Credits, (ii) Cash Cost, After By-product Credits, (iii) AISC, Before By-product Credits and (iv) AISC, After By-product Credits for our operations and for the Company for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and the six months ended June 30, 2024 and 2023.

Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce are measures developed by precious metals companies (including the Silver Institute and the World Gold Council) in an effort to provide a uniform standard for comparison purposes. There can be no assurance, however, that these non-GAAP measures as we report them are the same as those reported by other mining companies.

Cash Cost, After By-product Credits, per Ounce is an important operating statistic that we utilize to measure each mine's operating performance. We use AISC, After By-product Credits, per Ounce as a measure of our mines' net cash flow after costs for reclamation and sustaining capital. This is similar to the Cash Cost, After By-product Credits, per Ounce non-GAAP measure we report, but also includes reclamation and sustaining capital costs. Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all the expenditures incurred to discover, develop and sustain silver and gold production. Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce also allow us to benchmark the performance of each of our mines versus those of our competitors. As a silver and gold mining company, we also use these statistics on an aggregate basis - aggregating the Greens Creek and Lucky Friday mines to compare our performance with that of other silver mining companies. Similarly, these statistics are useful in identifying acquisition and investment opportunities as they provide a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics.

Cash Cost, Before By-product Credits and AISC, Before By-product Credits include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining expense, on-site general and administrative costs, royalties and mining production taxes. AISC, Before By-product Credits for each mine also includes reclamation and sustaining capital costs. AISC, Before By-product Credits for our consolidated silver properties also includes corporate costs for general and administrative expense and sustaining capital costs. By-product credits include revenues earned from all metals other than the primary metal produced at each unit. As depicted in the tables below, by-product credits comprise an essential element of our silver unit cost structure, distinguishing our silver operations due to the polymetallic nature of their orebodies.

In addition to the uses described above, Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce provide management and investors an indication of operating cash flow, after consideration of the average price, received from production. We also use these measurements for the comparative monitoring of performance of our mining operations period-to-period from a cash flow perspective.

The Casa Berardi information below reports Cash Cost, After By-product Credits, per Gold Ounce and AISC, After By-product Credits, per Gold Ounce for the production of gold, their primary product, and by-product revenues earned from silver, which is a by-product at Casa Berardi. Only costs and ounces produced relating to units with the same primary product are combined to represent Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce. Thus, the gold produced at our Casa Berardi unit is not included as a by-product credit when calculating Cash Cost, After By-product Credits, per Silver Ounce and AISC, After By-product Credits, per Silver Ounce for the total of Greens Creek and Lucky Friday, our combined silver properties. Similarly, the silver produced at our other two units is not included as a by-product credit when calculating the gold metrics for Casa Berardi.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended June 30, 2024					Three Months Ended March 31, 2024					Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
	Greens Creek	Lucky Friday	Keno Hill (4)	Corporate and other(3)	Total Silver	Greens Creek	Lucky Friday	Keno Hill (4)	Corporate and other(3)	Total Silver	Greens Creek	Lucky Friday(2)	Keno Hill (4)	Corporate and other(3)	Total Silver	Greens Creek	Lucky Friday(2)	Keno Hill (4)	Corporate and other(3)	Total Silver
Total cost of sales	$56,786	$37,523	$28,950	$—	$123,259	$69,857	$27,519	$10,847	$—	$108,223	$126,643	$65,042	$39,797	$—	$231,482	$129,342	$66,724	$1,581	$—	$197,647
Depreciation, depletion and amortization	(11,316)	(10,708)	(4,729)	—	(26,753)	(14,443)	(7,911)	(3,602)	—	(25,956)	(25,759)	(18,619)	(8,331)	—	(52,709)	(27,542)	(19,435)	(261)	—	(47,238)
Treatment costs	6,069	2,746	-	—	8,815	9,724	3,223	—	—	12,947	15,793	5,969	-	—	21,762	20,745	9,464	113	—	30,322
Change in product inventory	7,296	(115)	—	—	7,181	(2,196)	611	—	—	(1,585)	5,100	496	—	—	5,596	(2,856)	(863)	—	—	(3,719)
Reclamation and other costs	(882)	(311)	—	—	(1,193)	(655)	(102)	—	—	(757)	(1,537)	(413)	—	—	(1,950)	134	(658)	—	—	(524)
Exclusion of Lucky Friday cash costs (5)	—	—	—	—	—	—	(3,634)	—	—	(3,634)	-	(3,634)	—	—	(3,634)	—	—	—	—	—
Exclusion of Keno Hill cash costs (4)	—	—	(24,221)	—	(24,221)	—	—	(7,245)	—	(7,245)	-	-	(31,466)	—	(31,466)	—	—	(1,433)	—	(1,433)
Cash Cost, Before By-product Credits (1)	57,953	29,135	—	—	87,088	62,287	19,706	—	—	81,993	120,240	48,841	—	—	169,081	119,823	55,232	—	—	175,055
Reclamation and other costs	785	183	—	—	968	785	222	—	—	1,007	1,570	405	—	—	1,975	1,444	570	—	—	2,014
Sustaining capital	10,911	9,517	—	1,035	21,463	8,416	12,051	—	66	20,533	19,327	21,568	—	1,101	41,996	15,355	16,865	—	594	32,814
Exclusion of Lucky Friday sustaining costs (5)	—	—	—	—	—	—	(5,396)	—	—	(5,396)	—	(5,396)	—	—	(5,396)	—	—	—	—	—
General and administrative	—	—	—	14,740	14,740	—	—	—	11,216	11,216	—	—	—	25,956	25,956	—	—	—	22,853	22,853
AISC, Before By-product Credits (1)	69,649	38,835	—	15,775	124,259	71,488	26,583	—	11,282	109,353	141,137	65,418	—	27,057	233,612	136,622	72,667	—	23,447	232,736
By-product credits:
Zinc	(21,873)	(6,706)	—	—	(28,579)	(20,206)	(4,785)	—	—	(24,991)	(42,079)	(11,491)	—	—	(53,570)	(44,928)	(12,264)	—	—	(57,192)
Gold	(28,844)	—	—	—	(28,844)	(26,551)	—	—	—	(26,551)	(55,395)	-	—	—	(55,395)	(53,744)	—	—	—	(53,744)
Lead	(6,818)	(15,466)	—	—	(22,284)	(6,980)	(11,720)	—	—	(18,700)	(13,799)	(27,187)	—	—	(40,986)	(14,802)	(28,586)	—	—	(43,388)
Exclusion of Lucky Friday byproduct credits (5)	—	—	—	—	—	—	3,943	—	—	3,943	—	3,943	—	—	3,943	—	—	—	—	—
Total By-product credits	(57,535)	(22,172)	—	—	(79,707)	(53,737)	(12,562)	—	—	(66,299)	(111,273)	(34,735)	—	—	(146,008)	(113,474)	(40,850)	—	—	(154,324)
Cash Cost, After By-product Credits	$418	$6,963	$—	$—	$7,381	$8,550	$7,144	$—	$—	$15,694	$8,967	$14,106	$—	$—	$23,073	$6,349	$14,382	$—	$—	$20,731
AISC, After By-product Credits	$12,114	$16,663	$—	$15,775	$44,552	$17,751	$14,021	$—	$11,282	$43,054	$29,864	$30,683	$—	$27,057	$87,604	$23,148	$31,817	$—	$23,447	$78,412
Ounces produced	2,244	1,308			3,552	2,479	1,061			3,540	4,722	2,369			7,091	5,129	2,549			7,678
Exclusion of Lucky Friday ounces produced (5)	—	0			—	—	(253)			(253)	—	(253)			(253)	—	—			—
Divided by ounces produced	2,244	1,308			3,552	2,479	808			3,287	4,722	2,116			6,838	5,129	2,549			7,678
Cash Cost, Before By-product Credits, per Silver Ounce	$25.83	$22.27			$24.52	$25.13	$24.41			$24.95	$25.46	$23.08			$24.73	$23.36	$21.67			$22.80
By-product credits per ounce	(25.64)	(16.95)			(22.44)	(21.68)	(15.56)			(20.17)	(23.56)	(16.41)			(21.35)	(22.13)	(16.03)			(20.10)
Cash Cost, After By-product Credits, per Silver Ounce	$0.19	$5.32			$2.08	$3.45	$8.85			$4.78	$1.90	$6.67			$3.38	$1.23	$5.64			$2.70
AISC, Before By-product Credits, per Silver Ounce	$31.04	$29.69			$34.98	$28.84	$32.92			$33.27	$29.89	$30.91			$34.16	$26.64	$28.51			$30.31
By-product credits per ounce	(25.64)	(16.95)			(22.44)	(21.68)	(15.56)			(20.17)	(23.56)	(16.41)			(21.35)	(22.13)	(16.03)			(20.10)
AISC, After By-product Credits, per Silver Ounce	$5.40	$12.74			$12.54	$7.16	$17.36			$13.10	$6.33	$14.50			$12.81	$4.51	$12.48			$10.21

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024			Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Casa Berardi	Other (3)	Total Gold and Other	Casa Berardi	Other (3)	Total Gold and Other	Casa Berardi	Other (3)	Total Gold and Other	Casa Berardi	Other (3)	Total Gold and Other
Total cost of sales	$67,340	$3,628	$70,968	$58,260	$3,885	$62,145	$125,600	$7,513	$133,113	$105,574	$1,803	$107,377
Depreciation, depletion and amortization	(27,010)	—	(27,010)	(22,951)	—	(22,951)	(49,961)	—	(49,961)	(24,308)	(174)	(24,482)
Treatment costs	52	—	52	24	—	24	76	—	76	818	—	818
Change in product inventory	(550)	—	(550)	1,739	—	1,739	1,189	—	1,189	(3,368)	—	(3,368)
Reclamation and other costs	(206)	—	(206)	(209)	—	(209)	(415)	—	(415)	(436)	—	(436)
Exclusion of Other Costs	—	(3,628)	(3,628)	—	(3,885)	(3,885)	—	(7,513)	(7,513)	(2,851)	(1,629)	(4,480)
Cash Cost, Before By-product Credits (1)	39,626	—	39,626	36,863	—	36,863	76,489	—	76,489	75,429	—	75,429
Reclamation and other costs	206		206	209		209	415		415	436		436
Sustaining capital	2,667	—	2,667	4,861	—	4,861	7,528	—	7,528	24,041	—	24,041
AISC, Before By-product Credits (1)	42,499	—	42,499	41,933	—	41,933	84,432	—	84,432	99,906	—	99,906
By-product credits:
Silver	(183)	—	(183)	(143)	—	(143)	(326)	—	(326)	(271)	—	(271)
Total By-product credits	(183)	—	(183)	(143)	—	(143)	(326)	—	(326)	(271)	—	(271)
Cash Cost, After By-product Credits	$39,443	$—	$39,443	$36,720	$—	$36,720	$76,163	$—	$76,163	$75,158	$—	$75,158
AISC, After By-product Credits	$42,316	$—	$42,316	$41,790	$—	$41,790	$84,106	$—	$84,106	$99,635	$—	$99,635
Divided by gold ounces produced	23	—	23	22	—	22	45	—	45	44		44
Cash Cost, Before By-product Credits, per Gold Ounce	$1,709	$—	$1,709	$1,675	$—	$1,675	$1,692	$—	$1,692	$1,731	$—	$1,731
By-product credits per ounce	(8)	—	(8)	(6)	—	(6)	(7)	—	(7)	(6)	—	(6)
Cash Cost, After By-product Credits, per Gold Ounce	$1,701	$—	$1,701	$1,669	$—	$1,669	$1,685	$—	$1,685	$1,725	$—	$1,725
AISC, Before By-product Credits, per Gold Ounce	$1,833	$—	$1,833	$1,905	$—	$1,905	$1,868	$—	$1,868	$2,292	$—	$2,292
By-product credits per ounce	(8)	—	(8)	(6)	—	(6)	(7)	—	(7)	(6)	—	(6)
AISC, After By-product Credits, per Gold Ounce	$1,825	$—	$1,825	$1,899	$—	$1,899	$1,861	$—	$1,861	$2,286	$—	$2,286

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024			Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Total Silver	Total Gold and Other	Total	Total Silver	Total Gold and Other	Total	Total Silver	Total Gold and Other	Total	Total Silver	Total Gold and Other	Total
Total cost of sales	$123,259	$70,968	$194,227	$108,223	$62,145	$170,368	$231,482	$133,113	$364,595	$197,647	$107,377	$305,024
Depreciation, depletion and amortization	(26,753)	(27,010)	(53,763)	(25,956)	(22,951)	(48,907)	(52,709)	(49,961)	(102,670)	(47,238)	(24,482)	(71,720)
Treatment costs	8,815	52	8,867	12,947	24	12,971	21,762	76	21,838	30,322	818	31,140
Change in product inventory	7,181	(550)	6,631	(1,585)	1,739	154	5,596	1,189	6,785	(3,719)	(3,368)	(7,087)
Reclamation and other costs	(1,193)	(206)	(1,399)	(757)	(209)	(966)	(1,950)	(415)	(2,365)	(524)	(436)	(960)
Exclusion of Lucky Friday cash costs (5)	—	—	—	(3,634)	—	(3,634)	(3,634)	—	(3,634)	(1,433)	—	(1,433)
Exclusion of Keno Hill cash costs (4)	(24,221)	—	(24,221)	(7,245)	—	(7,245)	(31,466)	—	(31,466)	—	—	—
Exclusion of Other costs	—	(3,628)	(3,628)	—	(3,885)	(3,885)	—	(7,513)	(7,513)	—	(4,480)	(4,480)
Cash Cost, Before By-product Credits (1)	87,088	39,626	126,714	81,993	36,863	118,856	169,081	76,489	245,570	175,055	75,429	250,484
Reclamation and other costs	968	206	1,174	1,007	209	1,216	1,975	415	2,390	2,014	436	2,450
Sustaining capital	21,463	2,667	24,130	20,533	4,861	25,394	41,996	7,528	49,524	32,814	24,041	56,855
Exclusion of Lucky Friday sustaining costs (5)	—	—	—	(5,396)	—	(5,396)	(5,396)	—	(5,396)	—	—	—
General and administrative	14,740	—	14,740	11,216	—	11,216	25,956	—	25,956	22,853	—	22,853
AISC, Before By-product Credits (1)	124,259	42,499	166,758	109,353	41,933	151,286	233,612	84,432	318,044	232,736	99,906	332,642
By-product credits:
Zinc	(28,579)	—	(28,579)	(24,991)	—	(24,991)	(53,570)	—	(53,570)	(57,192)	—	(57,192)
Gold	(28,844)	—	(28,844)	(26,551)	—	(26,551)	(55,395)	—	(55,395)	(53,744)	—	(53,744)
Lead	(22,284)	—	(22,284)	(18,700)	—	(18,700)	(40,986)	—	(40,986)	(43,388)	—	(43,388)
Silver	—	(183)	(183)	—	(143)	(143)	—	(326)	(326)	—	(271)	(271)
Exclusion of Lucky Friday by-product credits (5)	—	—	—	3,943	—	3,943	3,943	—	3,943	—	—	—
Total By-product credits	(79,707)	(183)	(79,890)	(66,299)	(143)	(66,442)	(146,008)	(326)	(146,334)	(154,324)	(271)	(154,595)
Cash Cost, After By-product Credits	$7,381	$39,443	$46,824	$15,694	$36,720	$52,414	$23,073	$76,163	$99,236	$20,731	$75,158	$95,889
AISC, After By-product Credits	$44,552	$42,316	$86,868	$43,054	$41,790	$84,844	$87,604	$84,106	$171,710	$78,412	$99,635	$178,047
Ounces produced	3,552	23		3,540	22		7,091	45		7,678	44
Exclusion of Lucky Friday ounces produced (5)	—	—		(253)	—		(253)	—		—	—
Divided by ounces produced	3,552	23		3,287	22		6,838	45		7,678	44
Cash Cost, Before By-product Credits, per Ounce	$24.52	$1,709		$24.95	$1,675		$24.73	$1,692		$22.80	$1,731
By-product credits per ounce	(22.44)	(8)		(20.17)	(6)		(21.35)	(7)		(20.10)	(6)
Cash Cost, After By-product Credits, per Ounce	$2.08	$1,701		$4.78	$1,669		$3.38	$1,685		$2.70	$1,725
AISC, Before By-product Credits, per Ounce	$34.98	$1,833		$33.27	$1,905		$34.16	$1,868		$30.31	$2,292
By-product credits per ounce	(22.44)	(8)		(20.17)	(6)		(21.35)	(7)		(20.10)	(6)
AISC, After By-product Credits, per Ounce	$12.54	1,825		$13.10	1,899		$12.81	1,861		$10.21	2,286

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended December 31, 2023					Three Months Ended September 30, 2023					Three Months Ended June 30, 2023
	Greens Creek	Lucky Friday	Keno Hill (4)	Corporate (2)	Total Silver	Greens Creek	Lucky Friday	Keno Hill (4)	Corporate (2)	Total Silver	Greens Creek	Lucky Friday	Keno Hill	Corporate (2)	Total Silver
Total cost of sales	$70,231	$3,117	$17,936	$—	$91,284	$60,322	$14,344	$16,001	$—	$90,667	$63,054	$32,190	$1,581	$—	$96,825
Depreciation, depletion and amortization	(15,438)	(584)	(2,068)	—	(18,090)	(11,015)	(4,306)	(1,948)	—	(17,269)	(13,078)	(8,979)	(261)	—	(22,318)
Treatment costs	9,873	149	(76)	—	9,946	10,369	1,368	1,033	—	12,770	10,376	4,187	113	—	14,676
Change in product inventory	(1,787)	(1,851)	—	—	(3,638)	377	(2,450)	—	—	(2,073)	(1,242)	1,546	—	—	304
Reclamation and other costs	(534)	—	—	—	(534)	(348)	(168)	—	—	(516)	263	(250)	—	—	13
Exclusion of Lucky Friday cash costs (5)	—	(831)	—	—	(831)	—	(20)	—	—	(20)	—	—	—	—	—
Exclusion of Keno Hill cash costs (4)	—	—	(15,792)	—	(15,792)	—	—	(15,086)	—	(15,086)	—	—	(1,433)	—	(1,433)
Cash Cost, Before By-product Credits (1)	62,345	—	—	—	62,345	59,705	8,768	—	—	68,473	59,373	28,694	—	—	88,067
Reclamation and other costs	723	—	—	—	723	722	101	—	—	823	722	285	—	—	1,007
Sustaining capital	15,249	14,768	—	97	30,114	11,330	7,386	—	237	18,953	8,714	9,081	—	688	18,483
Exclusion of Lucky Friday sustaining costs (5)	—	(14,768)		—	(14,768)	—	(4,934)			(4,934)	—	—	—	—	—
General and administrative	—	—	—	12,273	12,273	—	—	—	7,596	7,596	—	—	—	10,783	10,783
AISC, Before By-product Credits (1)	78,317	—	—	12,370	90,687	71,757	11,321	—	7,833	90,911	68,809	38,060	—	11,471	118,340
By-product credits:
Zinc	(18,499)	(223)	—	—	(18,722)	(20,027)	(2,019)	—	—	(22,046)	(20,923)	(5,448)	—	—	(26,371)
Gold	(25,418)	—	—	—	(25,418)	(25,344)	—	—	—	(25,344)	(28,458)	—	—	—	(28,458)
Lead	(7,282)	(667)	—	—	(7,949)	(7,201)	(5,368)	—	—	(12,569)	(6,860)	(14,287)	—	—	(21,147)
Exclusion of Lucky Friday byproduct credits (5)	—	890			890	—	676			676	—	—	—	—	—
Total By-product credits	(51,199)	—	—	—	(51,199)	(52,572)	(6,711)	—	—	(59,283)	(56,241)	(19,735)	—	—	(75,976)
Cash Cost, After By-product Credits	$11,146	$—	$—	$—	$11,146	$7,133	$2,057	$—	$—	$9,190	$3,132	$8,959	$—	$—	$12,091
AISC, After By-product Credits	$27,118	$—	$—	$12,370	$39,488	$19,185	$4,610	$—	$7,833	$31,628	$12,568	$18,325	$—	$11,471	$42,364
Ounces produced	2,260	62			2,322	2,343	475			2,818	2,356	1,287			3,643
Exclusion of Lucky Friday ounces produced (5)	—	(62)			(62)	—	(41)			(41)	—	—			—
Divided by ounces produced	2,260	—			2,260	2,343	434			2,777	2,356	1,287			3,643
Cash Cost, Before By-product Credits, per Silver Ounce	$27.59	N/A			$27.59	$25.48	$20.20			$24.66	$25.20	$22.30			$24.18
By-product credits per ounce	(22.65)	N/A			(22.65)	(22.44)	(15.46)			(21.35)	(23.87)	(15.34)			(20.86)
Cash Cost, After By-product Credits, per Silver Ounce	$4.94	N/A			$4.94	$3.04	$4.74			$3.31	$1.33	$6.96			$3.33
AISC, Before By-product Credits, per Silver Ounce	$34.65	N/A			$40.13	$30.62	$26.09			$32.74	$29.21	$29.58			$32.49
By-product credits per ounce	(22.65)	N/A			(22.65)	(22.44)	(15.46)			(21.35)	(23.87)	(15.34)			(20.86)
AISC, After By-product Credits, per Silver Ounce	$12.00	N/A			$17.48	$8.18	$10.63			$11.39	$5.34	$14.24			$11.63

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023			Three Months Ended June 30, 2023
	Casa Berardi	Other (3)	Total Gold and Other	Casa Berardi	Other (3)	Total Gold and Other	Casa Berardi	Other (3)	Total Gold and Other
Total cost of sales	$58,945	$3,596	$62,541	$56,822	$940	$57,762	$42,576	$1,071	$43,647
Depreciation, depletion and amortization	(22,749)	2	(22,747)	(18,980)	32	(18,948)	(10,272)	(127)	(10,399)
Treatment costs	37	—	37	254	—	254	351	—	351
Change in product inventory	2,432	—	2,432	(1,977)	—	(1,977)	(951)	—	(951)
Reclamation and other costs	(216)	—	(216)	(219)	—	(219)	(219)	—	(219)
Exclusion of Other costs	—	(3,598)	(3,598)	—	(972)	(972)	—	(944)	(944)
Cash Cost, Before By-product Credits (1)	38,449	—	38,449	35,900	—	35,900	31,485	—	31,485
Reclamation and other costs	216	—	216	219	—	219	219	—	219
Sustaining capital	5,796	—	5,796	5,133	—	5,133	9,025	—	9,025
AISC, Before By-product Credits (1)	44,461	—	44,461	41,252	—	41,252	40,729	—	40,729
By-product credits:
Silver	(132)	—	(132)	(119)	—	(119)	(144)	—	(144)
Total By-product credits	(132)	—	(132)	(119)	—	(119)	(144)	—	(144)
Cash Cost, After By-product Credits	$38,317	$—	$38,317	$35,781	$—	$35,781	$31,341	$—	$31,341
AISC, After By-product Credits	$44,329	$—	$44,329	$41,133	$—	$41,133	$40,585	$—	$40,585
Divided by gold ounces produced	23	—	23	24	—	24	19	—	19
Cash Cost, Before By-product Credits, per Gold Ounce	$1,708	$—	$1,708	$1,480	$—	$1,480	$1,666	$—	$1,666
By-product credits per ounce	(6)	—	(6)	(5)	—	(5)	(8)	—	(8)
Cash Cost, After By-product Credits, per Gold Ounce	$1,702	$—	$1,702	$1,475	$—	$1,475	$1,658	$—	$1,658
AISC, Before By-product Credits, per Gold Ounce	$1,975	$—	$1,975	$1,700	$—	$1,700	$2,155	$—	$2,155
By-product credits per ounce	(6)	—	(6)	(5)	—	(5)	(8)	—	(8)
AISC, After By-product Credits, per Gold Ounce	$1,969	$—	$1,969	$1,695	$—	$1,695	$2,147	$—	$2,147

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023			Three Months Ended June 30, 2023
	Total Silver	Total Gold and Other	Total	Total Silver	Total Gold and Other	Total	Total Silver	Total Gold and Other	Total
Total cost of sales	$91,284	$62,541	$153,825	$90,667	$57,762	$148,429	$96,825	$43,647	$140,472
Depreciation, depletion and amortization	(18,090)	(22,747)	(40,837)	(17,269)	(18,948)	(36,217)	(22,318)	(10,399)	(32,717)
Treatment costs	9,946	37	9,983	12,770	254	13,024	14,676	351	15,027
Change in product inventory	(3,638)	2,432	(1,206)	(2,073)	(1,977)	(4,050)	304	(951)	(647)
Reclamation and other costs	(534)	(216)	(750)	(516)	(219)	(735)	13	(219)	(206)
Exclusion of Lucky Friday cash costs (5)	(831)	—	(831)	(20)	—	(20)	—	—	—
Exclusion of Keno Hill cash costs (4)	(15,792)	—	(15,792)	(15,086)	—	(15,086)	(1,433)	—	(1,433)
Exclusion of Other costs	—	(3,598)	(3,598)	—	(972)	(972)	—	(944)	(944)
Cash Cost, Before By-product Credits (1)	62,345	38,449	100,794	68,473	35,900	104,373	88,067	31,485	119,552
Reclamation and other costs	723	216	939	823	219	1,042	1,007	219	1,226
Sustaining capital	30,114	5,796	35,910	18,953	5,133	24,086	18,483	9,025	27,508
Exclusion of Lucky Friday sustaining costs	(14,768)	—	(14,768)	(4,934)	—	(4,934)	—	—	—
General and administrative	12,273	—	12,273	7,596	—	7,596	10,783	—	10,783
AISC, Before By-product Credits (1)	90,687	44,461	135,148	90,911	41,252	132,163	118,340	40,729	159,069
By-product credits:
Zinc	(18,722)	—	(18,722)	(22,046)	—	(22,046)	(26,371)	—	(26,371)
Gold	(25,418)	—	(25,418)	(25,344)	—	(25,344)	(28,458)	—	(28,458)
Lead	(7,949)	—	(7,949)	(12,569)	—	(12,569)	(21,147)	—	(21,147)
Silver	—	(132)	(132)	0	(119)	(119)	—	(144)	(144)
Exclusion of Lucky Friday byproduct credits (5)	890	—	890	676	—	676	0	—	—
Total By-product credits	(51,199)	(132)	(51,331)	(59,283)	(119)	(59,402)	(75,976)	(144)	(76,120)
Cash Cost, After By-product Credits	$11,146	$38,317	$49,463	$9,190	$35,781	$44,971	$12,091	$31,341	$43,432
AISC, After By-product Credits	$39,488	$44,329	$83,817	$31,628	$41,133	$72,761	$42,364	$40,585	$82,949
Ounces produced	2,322	23		2,818	24		3,643	19
Exclusion of Lucky Friday ounces produced (5)	(62)	—		(41)	—		—	—
Divided by ounces produced	2,260	23		2,777	24
Cash Cost, Before By-product Credits, per Ounce	$27.59	$1,708		$24.66	1,480		$24.18	$1,666
By-product credits per ounce	(22.65)	(6)		(21.35)	(5)		(20.86)	(8)
Cash Cost, After By-product Credits, per Ounce	$4.94	$1,702		$3.31	$1,475		$3.32	$1,658
AISC, Before By-product Credits, per Ounce	$40.13	$1,975		$32.74	$1,700		$32.49	$2,155
By-product credits per ounce	(22.65)	(6)		(21.35)	(5)		(20.86)	(8)
AISC, After By-product Credits, per Ounce	$17.48	$1,969		$11.39	$1,695		$11.63	$2,147

(1)

Includes all direct and indirect operating costs related to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining and marketing expense, on-site general and administrative costs and royalties, before by-product revenues earned from all metals other than the primary metal produced at each operation. AISC, Before By-product Credits also includes reclamation and sustaining capital costs.

(2)	AISC, Before By-product Credits for our consolidated silver properties includes corporate costs for general and administrative expense and sustaining capital.

(3)

Other includes $3.6 million, $3.9 million, $3.6 million, $0.9 million, and $0.4 million of total cost of sales for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023 respectively, and $7.5 million and $1.8 million for the six months ended June 30, 2024 and 2023, related to the Company's environmental remediation services business and Nevada operations.

(4)

Keno Hill is in the ramp-up phase of production and is excluded from the calculation of total cost of sales, Cash Cost, Before By-product Credits, Cash Cost, After By-product Credits, AISC, Before By-product Credits, and AISC, After By-product Credits.

(5)

Lucky Friday operations were suspended in August 2023 following the underground fire in the #2 shaft secondary egress. The portion of cash costs, sustaining costs, by-product credits, and silver production incurred since the suspension are excluded from the calculation of total cost of sales, Cash Cost, Before By-product Credits, Cash Cost, After By-product Credits, AISC, Before By-product Credits, and AISC, After By-product Credits.

(6)

During the three months ended March 31, 2023, the Company completed the necessary studies to conclude usage of the F-160 pit as a tailings storage facility after mining is complete. As a result, a portion of the mining costs have been excluded from Cash Cost, Before By-product Credits and AISC, Before By-product Credits.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

2024 Guidance, Previous and Current Estimates: Reconciliation of Cost of Sales to Non-GAAP Measures

In thousands (except per ounce amounts)	Previous estimate for Twelve Months Ended December 31, 2024
	Greens Creek	Lucky Friday	Corporate(3)	Total Silver	Casa Berardi	Total Gold
Cost of sales and other direct production costs and depreciation, depletion and amortization	$252,000	$129,400		$381,400	$205,000	$205,000
Depreciation, depletion and amortization	(53,000)	(36,400)		(89,400)	(79,800)	(79,800)
Treatment costs	38,000	15,700		53,700	200	200
Change in product inventory	2,500	—		2,500	(900)	(900)
Reclamation and other costs	400	—		400	—	—
Cash Cost, Before By-product Credits (1)	239,900	108,700		348,600	124,500	124,500
Reclamation and other costs	1,500	1,100		2,600	900	900
Sustaining capital	56,000	43,400		99,400	13,500	13,500
General and administrative	-	-	48,600	48,600	—	—
AISC, Before By-product Credits (1)	297,400	153,200	48,600	499,200	138,900	138,900
By-product credits:
Zinc	(90,000)	(27,300)		(117,300)	—	—
Gold	(86,000)	—		(86,000)	—	—
Lead	(32,000)	(67,400)		(99,400)	—	—
Silver	0	0		—	(400)	(400)
Total By-product credits	(208,000)	(94,700)	—	(302,700)	(400)	(400)
Cash Cost, After By-product Credits	$31,900	$14,000	$—	$45,900	$124,100	$124,100
AISC, After By-product Credits	$89,400	$58,500	$48,600	$196,500	$138,500	$138,500
Divided by silver ounces produced	9,000	5,100		14,100	78.5	78.5
Cash Cost, Before By-product Credits, per Silver Ounce	$26.66	$21.31		$24.72	$1,586	$1,586
By-product credits per silver ounce	(23.11)	(18.57)		(21.47)	(5)	(5)
Cash Cost, After By-product Credits, per Silver Ounce	$3.54	$2.75		$3.26	$1,581	$1,581
AISC, Before By-product Credits, per Silver Ounce	$33.04	$30.04		$35.40	$1,769	$1,769
By-product credits per silver ounce	(23.11)	(18.57)		(21.47)	(5)	(5)
AISC, After By-product Credits, per Silver Ounce	$9.93	$11.47		$13.94	$1,764	$1,764

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

In thousands (except per ounce amounts)	Current estimate for Twelve Months Ended December 31, 2024
	Greens Creek	Lucky Friday	Corporate(3)	Total Silver	Casa Berardi	Total Gold
Total cost of sales	$252,000	$134,000		$386,000	$214,000	$214,000
Depreciation, depletion and amortization	(44,000)	(38,000)		(82,000)	(67,000)	(67,000)
Treatment costs	28,000	11,000		39,000	0	0
Change in product inventory	—	(2,000)		(2,000)	—	—
Reclamation and other costs	0	—		—	—	—
Cash Cost, Before By-product Credits (1)	236,000	105,000		341,000	147,000	147,000
Reclamation and other costs	3,000	1,000		4,000	1,000	1,000
Sustaining capital	51,000	44,000	1,101	96,101	16,000	16,000
General and administrative	-	-	50,463	50,463	—	—
AISC, Before By-product Credits (1)	290,000	150,000	51,564	491,564	164,000	164,000
By-product credits:
Zinc	(89,000)	(26,000)		(115,000)	—	—
Gold	(98,000)	—		(98,000)	—	—
Lead	(28,000)	(56,000)		(84,000)	—	—
Silver	0	0		—	(600)	(600)
Total By-product credits	(215,000)	(82,000)	—	(297,000)	(600)	(600)
Cash Cost, After By-product Credits	$21,000	$23,000	$—	$44,000	$146,400	$146,400
AISC, After By-product Credits	$75,000	$68,000	$51,564	$194,564	$163,400	$163,400
Divided by silver ounces produced	9,000	5,150		14,150	83.5	83.5
Cash Cost, Before By-product Credits, per Silver Ounce	$26.22	$20.39		$24.10	$1,760	$1,760
By-product credits per silver ounce	(23.89)	(15.92)		(20.99)	(7)	(7)
Cash Cost, After By-product Credits, per Silver Ounce	$2.33	$4.47		$3.11	$1,753	$1,753
AISC, Before By-product Credits, per Silver Ounce	$32.22	$29.13		$34.74	$1,964	$1,964
By-product credits per silver ounce	(23.89)	(15.92)		(20.99)	(7)	(7)
AISC, After By-product Credits, per Silver Ounce	$8.33	$13.21		$13.75	$1,957	$1,957

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Reconciliation of Net Income (Loss) (GAAP) and Debt (GAAP) to Adjusted EBITDA (non-GAAP) and Net Debt (non-GAAP)

This release refers to the non-GAAP measures of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which is a measure of our operating performance, and net debt to adjusted EBITDA for the last 12 months (or "LTM adjusted EBITDA"), which is a measure of our ability to service our debt. Adjusted EBITDA is calculated as net income (loss) before the following items: interest expense, income and mining taxes, depreciation, depletion, and amortization expense, ramp-up and suspension costs, gains and losses on disposition of assets, foreign exchange gains and losses, fair value adjustments, net, interest and other income, provisions for environmental matters, stock-based compensation, provisional price gains and losses, monetization of zinc and lead hedges and inventory adjustments. Net debt is calculated as total debt, which consists of the liability balances for our Senior Notes, capital leases, and other notes payable, less the total of our cash and cash equivalents and short-term investments. Management believes that, when presented in conjunction with comparable GAAP measures, adjusted EBITDA and net debt to LTM adjusted EBITDA are useful to investors in evaluating our operating performance and ability to meet our debt obligations. The following table reconciles net income (loss) and debt to adjusted EBITDA and net debt:

Dollars are in thousands	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	LTM June 30, 2024	FY 2023
Net income (loss)	$27,870	$(5,753)	$(42,935)	$(22,415)	$(15,694)	$(43,233)	$(84,217)
Interest expense	12,505	12,644	12,133	10,710	10,311	$47,992	$43,319
Income and mining tax expense (benefit)	9,080	1,815	(5,682)	(1,500)	5,162	$3,713	$1,222
Depreciation, depletion and amortization	53,921	51,226	51,967	37,095	34,718	194,209	$163,672
Ramp-up and suspension costs	4,272	12,028	23,814	21,025	16,323	61,139	$72,498
(Gain) loss on disposition of assets	(1,196)	69	1,043	(119)	(75)	(203)	$849
Foreign exchange loss (gain)	(2,673)	(3,982)	4,244	(4,176)	3,850	(6,587)	$3,810
Fair value adjustments, net	(5,002)	1,852	(8,699)	6,397	2,558	(5,452)	$(2,925)
Provisional price (gains) losses	(10,937)	(3,533)	(5,930)	(8,064)	(2,143)	(28,464)	$(18,230)
Provision for closed operations and environmental matters	1,153	986	1,164	2,256	3,111	5,559	$7,575
Stock-based compensation	2,982	1,164	1,476	2,434	1,498	8,056	$6,598
Inventory adjustments	2,225	7,671	4,487	8,814	2,997	23,197	$20,819
Monetization of zinc hedges	(2,125)	(1,977)	(3,753)	(5,582)	5,467	(13,437)	$(4,447)
Other	(1,180)	(1,511)	(422)	(624)	(343)	(3,737)	$(1,744)
Adjusted EBITDA	$90,895	$72,699	$32,907	$46,251	$67,740	$242,752	$208,799
Total debt						$590,451	$662,815
Less: Cash and cash equivalents						24,585	106,374
Net debt						$565,866	$556,441
Net debt/LTM adjusted EBITDA (non-GAAP)						2.3	2.7

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Reconciliation of Net Income (Loss) Applicable to Common Stockholders (GAAP) to Adjusted Net Income (Loss) Applicable to Common Shareholders (non-GAAP)

This release refers to a non-GAAP measure of adjusted net income (loss) applicable to common stockholders and adjusted net income (loss) per share, which are indicators of our performance. They exclude certain impacts which are of a nature which we believe are not reflective of our underlying performance. Management believes that adjusted net income (loss) per common share provides investors with the ability to better evaluate our underlying operating performance.

Dollars are in thousands	2Q-2024	1Q-2024	4Q-2023	3Q-2023	2Q-2023	YTD- 2024	YTD-2023
Net income (loss) applicable to common stockholders	$27,732	$(5,891)	$(43,073)	$(22,553)	$(15,832)	$21,841	$(19,143)
Adjusted for items below:
Fair value adjustments, net	(5,002)	1,852	(8,699)	6,397	2,558	(3,150)	(624)
Provisional pricing (gains) losses	(10,937)	(3,533)	(5,930)	(8,064)	(2,143)	(14,470)	(4,236)
Environmental accruals	—	—	200	763	1,989	0	1,989
Foreign exchange (gain) loss	(2,673)	(3,982)	4,244	(4,176)	3,850	(6,655)	3,742
Ramp-up and suspension costs	4,272	12,028	23,814	21,025	16,323	16,300	27,659
(Gain) loss on disposition of assets	(1,196)	69	1,043	(119)	(75)	(1,127)	(75)
Inventory adjustments	2,225	7,671	4,487	8,814	2,997	9,896	7,518
Monetization of zinc hedges	(2,125)	(1,977)	(3,753)	(5,582)	5,467	(4,102)	4,888
Adjusted income (loss) applicable to common stockholders	$12,296	$6,237	$(27,667)	$(3,495)	$15,134	$18,533	$21,720
Weighted average shares - basic	617,106	616,199	610,547	607,896	604,088	616,649	602,077
Weighted average shares - diluted	622,206	616,199	610,547	607,896	604,088	621,936	602,077
Basic adjusted net income (loss) per common stock (in cents)	0.02	0.01	(0.04)	(0.01)	0.03	0.03	0.04
Diluted adjusted net income (loss) per common stock (in cents)	0.02	0.01	(0.04)	(0.01)	0.03	0.03	0.04

Reconciliation of Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

This release refers to a non-GAAP measure of free cash flow, calculated as cash provided by operating activities, less additions to property, plant and mine development. Management believes that, when presented in conjunction with comparable GAAP measures, free cash flow is useful to investors in evaluating our operating performance. The following table reconciles cash provided by operating activities to free cash flow:

Dollars are in thousands	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
Cash provided by operating activities	$78,718	$17,080	$95,798	$64,380
Less: Additions to property, plant and mine development	$(50,420)	$(47,589)	$(98,009)	$(105,911)
Free cash flow	$28,298	$(30,509)	$(2,211)	$(41,531)

Free cash flow is a non-GAAP measure calculated as cash provided by operating activities less additions to property, plant and mine development. Cash provided by operating activities for our silver operations, the Greens Creek and Lucky Friday operating segments, excludes exploration and pre-development expense, as it is a discretionary expenditure and not a component of the mines’ operating performance.

Dollars are in thousands	Total Silver Operations	Six Months Ended June 30,	Years Ended December 31,
		2024	2023	2022	2021	2020
Cash provided by operating activities	$994,371	$143,640	$214,883	$188,434	$271,309	$176,105
Exploration	$20,888	$2,562	$7,815	$5,920	$4,591	$-
Less: Additions to property, plant and mine development	$(342,335)	$(46,337)	$(108,879)	$(87,890)	$(53,768)	$(45,461)
Free cash flow	$672,924	$99,865	$113,819	$106,464	$222,132	$130,644

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Table A

Assay Results – Q2 2024

Keno Hill (Yukon)

	Zone	Drillhole Number	Drillhole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Lead (%)	Zinc (%)	Depth From Surface (feet)
Underground	Bermingham, Bear Vein	BMUG23-099	140/14	344.5	354.3	6.8	36.4	0.02	1.7	0.7	802
	Bermingham, Bear Vein	Including		352.7	353.3	0.4	562.7	0.05	24.6	6.3	801
	Bermingham, Bear Vein	BMUG23-100	120/-21	269.0	274.0	2.7	0.1	0.00	0.0	0.0	929
	Bermingham, Bear Vein	BMUG23-101	122/-7	360.0	362.5	2.2	0.4	0.00	0.1	0.2	929
	Bermingham, Bear Vein	BMUG23-102	120/-26	297.2	300.2	1.8	1.3	0.00	0.0	2.7	964
	Bermingham, Bear Vein	BMUG23-103	135/-05	394.9	403.5	6.5	6.7	0.00	1.2	0.2	920
	Bermingham, Bear Vein	Including		402.4	403.5	0.8	51.5	0.01	9.0	1.2	921
	Bermingham, Bear Vein	BMUG23-104	110/-15	244.4	251.6	4.1	0.3	0.00	0.0	0.2	891
	Bermingham, Bear Vein	BMUG24-109	131/03	188.2	196.4	6.6	10.2	0.00	0.5	0.2	809
	Bermingham, Bear Vein	Including		188.2	190.3	1.7	28.7	0.00	0.7	0.5	809
	Bermingham, Bear Vein	Including		193.2	193.7	0.4	39.4	0.00	5.0	0.1	809
	Bermingham, Bear Vein	BMUG24-110		201.8	218.0	14.1	10.3	0.00	1.8	1.8	820
	Bermingham, Bear Vein	Including		207.5	208.4	0.8	92.2	0.01	15.2	24.2	820
	Bermingham, Bear Vein	BMUG24-112	134/-20	265.3	276.9	8.6	25.4	0.00	3.5	0.7	935
	Bermingham, Bear Vein	Including		265.7	267.1	1.0	190.6	0.02	22.4	3.0	935
	Bermingham, Bear Vein	BMUG24-113	145/-1	388.9	420.8	28.2	36.4	0.01	3.5	2.2	901
	Bermingham, Bear Vein	Including		388.9	392.1	2.8	128.2	0.01	23.2	1.8	901
	Bermingham, Bear Vein	Including		402.2	414.7	11.0	51.2	0.00	2.1	2.3	903
	Bermingham, Bear Vein	BMUG24-114	150/-5	406.5	415.6	7.5	22.3	0.00	3.3	7.2	930
	Bermingham, Bear Vein	Including		410.6	413.1	2.1	41.9	0.00	5.6	13.6	931
	Bermingham, Bear Vein	BMUG24-114	150/-5	435.7	442.9	6.0	34.5	0.01	0.5	1.7	934
	Bermingham, Bear Vein	Including		436.4	438.8	2.0	84.9	0.01	1.1	4.2	935
	Bermingham, Bear Vein	BMUG24-114	150/-5	450.0	452.6	2.1	22.7	0.00	9.9	0.0	937
	Bermingham, Bear Vein	Including		452.1	452.6	0.4	133.6	0.01	59.9	0.1	937
	Bermingham, Bear Vein	BMUG24-115	135/-10	416.3	430.0	12.4	32.0	0.01	4.8	1.7	949
	Bermingham, Bear Vein	Including		416.3	426.1	8.8	37.9	0.01	6.1	2.1	949
	Bermingham, Bear Vein	BMUG24-116	130/-10	407.5	412.1	3.9	21.7	0.00	2.0	2.5	961
	Bermingham, Bear Vein	Including		409.0	410.1	1.0	46.1	0.01	1.1	7.5	961
	Bermingham, Bear Vein	BMUG24-117	145/-8	397.4	421.6	20.2	35.4	0.00	2.2	2.0	944
	Bermingham, Bear Vein	Including		397.4	401.0	3.0	150.8	0.01	9.9	4.8	944
	Bermingham, Bear Vein	Including		410.1	411.2	0.9	86.3	0.01	3.9	0.5	947
	Bermingham, Bear Vein	Including		418.3	418.8	0.4	139.4	0.01	16.9	37.5	948
	Bermingham, Bear Vein	BMUG24-119	150/-10	431.3	468.8	28.7	38.3	0.01	5.0	1.6	970
	Bermingham, Bear Vein	Including		436.4	437.0	0.5	246.7	0.04	9.2	2.4	971
	Bermingham, Bear Vein	Including		439.1	440.0	0.7	323.2	0.03	25.9	12.7	972
	Bermingham, Bear Vein	Including		453.8	454.4	0.5	288.5	0.05	22.8	1.5	975
	Bermingham, Bear Vein	BMUG24-123	122/-15	381.3	388.4	5.1	26.9	0.00	0.2	0.7	988
	Bermingham, Bear Vein	BMUG24-124	135/-15	445.1	450.1	4.6	64.2	0.01	9.7	2.2	1004
	Bermingham, Bear Vein	Including		446.2	447.4	1.1	261.0	0.02	40.0	8.8	1004
	Bermingham, Bear Vein	BMUG24-125	155/-15	487.5	488.8	0.8	9.1	0.00	0.3	0.3	1033

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Bermingham, Bear Vein	BMUG24-126	140/-15	429.7	436.0	4.7	96.9	0.01	7.9	0.7	1010
Bermingham, Bear Vein	BMUG24-127	120/-19	442.4	443.4	0.6	1.0	0.00	0.5	0.9	1050
Bermingham, Bear Vein	BMUG24-128	145/-15	436.0	447.2	9.2	24.3	0.01	3.9	0.6	1018
Bermingham, Bear Vein	Including		436.0	437.2	1.0	113.2	0.01	17.0	5.1	1017
Bermingham, Bear Vein	Including		444.8	445.2	0.3	291.7	0.03	39.3	0.5	1017
Bermingham, Bear Vein	BMUG24-130	180/-1	132.9	136.2	2.2	0.0	0.00	0.0	0.0	958
Bermingham, Bear Vein	BMUG24-131	170/-23	228.0	229.7	0.5	5.0	0.00	0.7	0.2	1053
Bermingham, Footwall Vein	BMUG23-100	120/-21	507.7	528.7	17.7	4.5	0.00	0.6	0.3	1034
Bermingham, Footwall Vein	Including		507.7	508.7	0.8	17.8	0.00	9.9	0.1	1034
Bermingham, Footwall Vein	Including		524.1	525.1	0.8	48.6	0.01	0.1	3.0	1041
Bermingham, Footwall Vein	BMUG24-112	134/-20	558.6	560.8	1.5	26.6	0.01	1.7	0.0	1040
Bermingham, Footwall Vein	Including		558.6	560.1	1.0	37.5	0.01	2.4	0.1	1040
Bermingham, Footwall Vein	BMUG24-115	135/-10	549.5	593.2	40.7	55.4	0.01	5.5	3.2	970
Bermingham, Footwall Vein	Including		551.7	590.4	36.1	62.0	0.01	6.1	3.6	970
Bermingham, Footwall Vein	BMUG24-116	130/-10	548.7	592.5	39.7	51.2	0.01	7.3	3.6	993
Bermingham, Footwall Vein	Including		551.5	557.4	5.4	184.1	0.02	31.9	2.1	994
Bermingham, Footwall Vein	Including		565.6	576.8	10.1	92.1	0.01	9.9	9.2	996
Bermingham, Footwall Vein	BMUG24-117	145/-8	554.1	558.1	3.8	1.4	0.00	0.2	0.4	969
Bermingham, Footwall Vein	BMUG24-124	135/-15	563.9	594.1	26.2	7.8	0.00	0.1	1.1	1037
Bermingham, Footwall Vein	Including		592.0	592.8	0.8	183.5	0.03	0.1	1.7	1037
Bermingham, Footwall Vein	BMUG24-128		597.7	603.7	5.0	4.7	0.00	0.1	0.4	1020
Bermingham, Footwall Vein	BMUG24-132	155/-14	370.1	393.7	20.5	9.9	0.00	1.8	4.6	1079
Bermingham, Footwall Vein	Including		391.4	393.7	2.0	28.3	0.01	6.1	16.7	1079
Bermingham, Footwall Vein	BMUG24-133	148/-8	339.9	351.1	10.3	9.4	0.00	1.2	1.3	1030
Bermingham, Footwall Vein	Including		344.5	345.3	0.7	73.2	0.01	1.7	13.2	1030
Bermingham, Main Vein	BMUG23-097	145/06	413.9	425.9	7.7	10.0	0.01	0.5	2.0	844
Bermingham, Main Vein	BMUG23-098A	120/-15	508.9	510.8	1.5	1.9	0.00	0.1	0.4	971
Bermingham, Main Vein	BMUG23-099	140/14	378.1	387.2	5.4	8.3	0.00	0.2	1.1	796
Bermingham, Main Vein	BMUG24-109	131/03	428.8	445.4	10.3	29.8	0.01	1.6	0.2	811
Bermingham, Main Vein	Including		436.7	438.0	0.8	86.0	0.01	8.0	0.0	811
Bermingham, Main Vein	Including		440.3	441.8	0.9	203.9	0.05	8.4	0.1	810
Bermingham, Main Vein	BMUG24-110		477.8	479.7	1.5	1.8	0.00	0.2	0.1	823
Bermingham, Main Vein	BMUG24-112	134/-20	570.1	579.7	6.4	8.9	0.00	0.6	1.9	1045
Bermingham, Main Vein	Including		579.1	579.7	0.4	72.9	0.01	7.5	7.1	1048
Bermingham, Main Vein	BMUG24-118	161/1	341.3	344.5	2.5	15.0	0.00	1.7	0.1	879
Bermingham, Main Vein	BMUG24-118	161/1	361.5	363.8	1.8	14.4	0.00	3.2	3.7	879
Bermingham, Main Vein	BMUG24-121	155/-9	403.5	413.4	6.1	9.2	0.00	1.5	0.2	950

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

	Bermingham, Main Vein	Including		403.5	404.7	0.7	45.1	0.00	2.1	1.8	950
	Bermingham, Main Vein	BMUG24-122	155/-2	369.9	375.7	4.1	27.7	0.01	2.8	0.6	904
	Bermingham, Main Vein	BMUG24-124	135/-15	730.0	733.9	3.3	4.9	0.01	0.2	1.0	1070
	Bermingham, Main Vein	BMUG24-129	161/-12	422.0	442.6	16.9	21.5	0.02	0.8	0.6	1001
	Bermingham, Main Vein	Including		435.0	440.9	4.8	67.7	0.01	2.1	1.1	1001
	Bermingham, Main Vein	BMUG24-132	155/-14	470.8	511.8	26.4	10.6	0.00	2.9	0.7	1096
	Bermingham, Main Vein	Including		489.2	491.0	1.2	151.1	0.02	40.0	5.9	1096
	Bermingham, Main Vein	BMUG24-133	148/-8	407.2	409.8	1.6	1.4	0.00	0.0	3.4	1047
	Flame & Moth, Vein 0	FMUG24-040	325/-12	216.0	222.2	5.6	23.0	0.02	1.5	6.3	427
	Flame & Moth, Vein 0	Including		218.8	222.2	3.1	38.6	0.03	2.2	8.9	427
	Flame & Moth, Vein 0	FMUG24-046	260/-25	205.2	205.7	0.3	8.9	0.00	0.5	19.4	472
	Flame & Moth, Vein 0	FMUG24-050	295/-43	183.9	185.2	1.2	11.8	0.02	0.6	0.3	522
	Flame & Moth, Vein 1	FMUG24-043	250/-5	247.9	250.0	1.5	79.5	0.01	12.8	5.8	397
	Flame & Moth, Vein 1	FMUG24-046	260/-25	181.9	184.1	1.6	17.0	0.01	2.4	1.8	472
	Flame & Moth, Vein 1	FMUG24-047	238/-28	226.4	233.0	4.4	65.4	0.03	8.6	11.1	505
	Flame & Moth, Vein 1	FMUG24-048	334/-40	199.3	200.5	0.9	8.5	0.03	0.6	3.7	518
	Flame & Moth, Vein 1	FMUG24-049	272/-40	171.0	177.0	5.7	24.3	0.01	4.5	16.3	502
	Flame & Moth, Vein 1	Including		171.0	173.0	2.0	50.7	0.01	8.6	20.2	502
	Flame & Moth, Vein 1	FMUG24-050	295/-43	165.4	176.9	10.8	13.2	0.01	1.9	9.0	522
	Flame & Moth, Vein 1	Including		167.7	168.7	0.9	34.6	0.02	2.6	6.0	522
	Flame & Moth, Vein 0 & Stockwork	FMUG24-042	268/-10	186.8	203.5	16.5	13.2	0.00	1.2	4.5	421
	Flame & Moth, Vein 0 & Stockwork	Including		186.8	190.6	3.8	32.2	0.01	1.1	1.1	421
	Flame & Moth, Vein 0 & Stockwork	FMUG24-043	250/-5	259.6	267.3	5.5	28.4	0.01	1.9	3.3	397
	Flame & Moth, Vein 0 & Stockwork	Including		262.6	264.7	1.5	59.5	0.01	1.7	4.8	397
	Flame & Moth, Vein 0 & Stockwork	FMUG24-045	295/-27	156.0	187.8	31.4	14.0	0.01	2.9	10.0	472
	Flame & Moth, Vein 0 & Stockwork	Including		163.0	165.1	2.1	36.2	0.03	4.7	3.5	472
	Flame & Moth, Vein 0 & Stockwork	Including		178.0	179.1	1.1	64.7	0.04	17.9	16.1	472
	Flame & Moth, Vein 0, 1, Stockwork	FMUG24-041	299/-11	171.6	194.7	22.3	28.6	0.01	3.3	6.2	420
	Flame & Moth, Vein 0, 1, Stockwork	Including		171.6	173.4	1.7	129.8	0.02	5.7	6.6	420
	Flame & Moth, Vein 0, 1, Stockwork	Including		187.0	194.7	7.4	35.1	0.01	6.6	10.6	420
	Flame & Moth, Vein 1 & Stockwork	FMUG24-042	268/-10	175.2	177.2	1.3	10.2	0.00	0.7	1.8	421
	Flame & Moth, Vein 1 & Stockwork	FMUG24-044	315/-33	164.7	178.8	14.0	7.4	0.01	1.3	3.1	486
	Flame & Moth, Stockwork	FMUG24-049	272/-40	185.5	189.6	3.9	21.2	0.01	1.6	3.3	502
	Flame & Moth, Stockwork	including		185.5	187.0	1.4	42.1	0.01	2.6	4.8	502
Surface	Bermingham Deep, Main Vein	K-24-0875	297/-61	2336.5	2339.9	3.4	1.6	0.00	0.2	0.3	1995
	Bermingham Deep, Main Vein	K-24-0876	266/-59	2515.7	2530.7	14.1	0.1	0.00	0.0	0.0	2182
	Bermingham Deep, Footwall Vein	K-24-0875	297/-61	2758.6	2773.8	12.0	0.6	0.00	0.1	0.7	2264
	Bermingham Deep, Footwall Vein	K-24-0876	266/-59	2844.2	2864.6	13.1	0.6	0.00	0.3	0.1	2477

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Bermingham Deep, Footwall Vein	Including		2844.2	2845.0	0.5	10.7	0.00	6.7	0.1	2477
Bermingham Deep, Townsite Vein	K-24-0875	297/-61	3002.0	3017.0	14.5	2.3	0.00	0.1	3.4	2461
Bermingham Deep, Townsite Vein	Including		3011.8	3012.3	0.5	41.6	0.01	0.0	26.0	2461
Bermingham Deep, Aho Vein	K-24-0875	297/-61	99.0	147.6	30.6	0.0	0.02	0.0	0.0	89
Bermingham Deep, Aho Vein	Including		124.6	128.0	2.1	0.0	0.14	0.0	0.0	112
Bermingham Deep, Aho Vein	K-24-0876	266/-59	2530.7	2550.4	9.5	0.3	0.01	0.0	0.0	2198
Bermingham Deep, Chance Vein	K-24-0875	297/-61	778.6	786.3	6.9	4.8	0.00	0.2	0.6	686
Bermingham, Townsite Vein 1	K-24-0879	329/-73	1175.5	1178.5	1.9	4.3	0.00	0.1	0.4	1030
Bermingham, Townsite Vein 1	K-24-0882	339/-65	1023.6	1034.3	8.3	0.8	0.00	0.1	0.4	837
Bermingham, Townsite Vein 2	K-24-0879	329/-73	1281.2	1296.9	14.0	10.9	0.00	1.7	0.0	1119
Bermingham, Townsite Vein 2	Including		1292.9	1296.9	3.6	36.3	0.01	3.6	0.1	1119
Bermingham, Townsite Vein 2	K-24-0882	339/-65	1205.3	1206.2	0.7	0.3	0.00	0.0	0.1	961

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

Greens Creek (Alaska)

	Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
Underground	9a	GC6236	242.8/6.1	57.2	79.0	21.4	17.9	0.03	10.9	5.0	-81.9
	9a	GC6236	242.8/6.1	92.8	110.3	9.0	17.5	0.02	17.0	9.3	-78.6
	9a	GC6236	242.8/6.1	208.0	212.0	3.7	12.0	0.01	3.1	1.6	-67.5
	9a	GC6248	223.9/16.4	370.3	372.6	1.7	4.8	0.02	24.4	5.8	14.3
	9a	GC6248	223.9/16.4	404.0	423.3	10.9	10.3	0.03	23.1	6.4	28.4
	9a	GC6285	222.6/23.7	372.8	379.0	6.1	3.8	0.02	10.3	3.1	62.0
	9a	GC6292	223/7.7	363.3	401.0	26.5	16.4	0.09	14.6	6.7	-34.2
	9a	GC6298	230.9/6.2	144.5	167.0	6.2	23.1	0.04	8.6	6.0	-77.0
	9a	GC6298	230.9/6.2	420.0	434.7	14.0	11.4	0.18	21.1	8.2	-46.0
	9a	GC6299	230/22	3.0	7.0	3.9	21.1	0.02	8.6	4.4	-84
	9a	GC6299	230/22	42.0	47.5	5.5	25.8	0.13	6.9	3.2	-74
	9a	GC6299	230.3/22	127.0	129.8	2.2	21.0	0.07	20.8	13.6	-42.8
	9a	GC6302	230.4/13.3	386.0	418.0	31.7	8.8	0.02	12.6	2.6	17.9
	9a	GC6309	217/14.6	151.7	170.4	18.7	3.3	0.09	16.4	1.6	-46.0
	9a	GC6309	217/14.6	221.0	223.0	2.0	11.7	0.05	8.9	5.2	-31.0
	9a	GC6312	243.4/24.1	160.0	162.9	1.1	5.4	0.21	5.6	2.0	-31.0
	9a	GC6314	243.4/65.2	67.0	79.6	9.4	23.3	0.10	10.0	5.4	-11.0
	9a	GC6315	243.4/50.1	40.0	69.0	28.9	49.5	0.68	8.5	4.3	-36.0
	9a	GC6315	243.4/50.1	171.3	172.3	0.9	1.5	0.04	19.2	1.1	53.0
	9a	GC6318	225.4/22.7	182.0	196.0	13.9	5.3	0.08	9.7	2.7	-14.0
	9a	GC6328	55.8/39.9	417.5	440.0	13.9	11.6	0.05	17.0	5.4	-62.4
	9a	GC6331	63.5/44.9	417.5	477.0	51.5	18.0	0.02	26.0	13.5	2.2
	9a	GC6333	45.6/-36	331.0	343.5	11.9	12.6	0.03	8.0	5.1	-225.6
	9a	GC6333	45.6/-36	358.5	364.0	5.0	15.7	0.06	13.7	7.0	-243.6
	9a	GC6335	66/-33	366.0	372.0	5.4	23.6	0.25	1.6	0.9	-232.0
	9a	GC6337	61.1/-19	171.0	173.0	1.7	15.6	0.01	11.1	4.9	-91.0
	9a	GC6337	61.1/-19	271.0	302.3	27.8	21.8	0.02	8.5	3.0	-125.0
	9a	GC6337	61.1/-19	320.0	324.5	4.0	5.1	0.03	5.4	3.2	-129.0
	9a	GC6338	76.4/-37.6	340.2	345.0	4.6	15.2	0.26	20.8	8.6	-241.4
	9a	GC6338	76.4/-37.6	357.4	371.1	13.1	20.8	0.25	14.5	6.9	-253.5
	9a	GC6340	83.7/-35.5	413.4	417.0	3.6	15.2	0.03	7.0	3.6	-272.0
	9a	GC6349	161/73	0.0	5.0	5.0	29.5	0.04	9.7	5.3	-54
	9a	GC6361	243/26	70.5	79.0	6.4	10.1	0.06	23.1	11.2	-53
	9a	GC6372	243/78	4.7	24.1	16.8	9.0	0.03	8.1	3.4	-79
	9a	GC6397	3/-45	3.0	18.3	12.8	6.3	0.09	11.6	2.4	-400
	9a	GC6403	268/8	42.0	51.0	8.7	5.4	0.12	14.3	2.1	-359
	9a	GC6404	286/25	36.7	39.8	3.0	12.6	0.14	4.7	0.7	-349
	200 South	GC6244	243.4/-42.9	125.0	134.9	6.0	10.5	0.05	3.6	1.4	-1385.0
	200 South	GC6244	243.4/-42.9	170.0	172.8	1.6	6.4	0.07	3.2	1.6	-1413.0
	200 South	GC6249	243.4/-63.8	100.0	105.0	4.4	0.9	0.01	9.7	4.8	-1389.0
	200 South	GC6255	35.6/-45.6	86.0	89.6	3.5	13.7	0.01	4.2	1.7	-1357.5
	200 South	GC6255	35.6/-45.6	99.0	100.2	1.2	18.0	0.02	3.8	2.8	-1366.8
	200 South	GC6267	243.4/-65.8	80.2	81.4	1.1	11.7	0.01	18.1	12.4	-1376.3
	200 South	GC6293	63.4/-38.1	85.7	88.1	2.4	10.1	0.01	3.3	2.5	-1352.0
	200 South	GC6294	63.4/-60.7	90.6	95.5	4.3	11.7	0.01	4.2	2.4	-1382.6
	200 South	GC6295	63.4/-85.3	63.0	64.9	1.7	7.4	0.01	17.3	7.4	-1365.0
	200 South	GC6297	143.2/-80.4	626.0	644.0	9.2	19.0	0.15	7.6	4.1	-1939.0
	200 South	GC6303	147.8/-84.6	634.0	688.8	26.1	23.1	0.19	4.7	2.1	-1944.2
	200 South	GC6304	243.4/-23	93.0	101.1	4.4	24.7	0.02	16.7	7.9	-1317.0
	200 South	GC6307	243.5/-78.4	565.7	569.5	3.6	13.7	0.05	5.7	2.7	-1866.7
	200 South	GC6310	251.7/-14.1	127.5	192.0	18.8	23.4	0.08	5.4	2.8	-1313.0
	200 South	GC6319	225.2/-11.5	128.3	160.6	14.1	10.3	0.01	5.4	2.8	-1307.0
	200 South	GC6319	225.2/-11.5	224.2	227.1	2.6	24.4	0.09	0.6	0.3	-1329.9
	200 South	GC6319	225.2/-11.5	276.6	279.5	2.5	30.8	0.03	0.7	0.3	-1342.0
	200 South	GC6323	225.2/-24.3	85.0	90.2	2.5	15.4	0.01	8.2	3.6	-1319.1
	200 South	GC6354	63/-43	128.7	141.0	12.3	6.2	0.03	7.3	4.2	-1400.0
	200 South	GC6355	63/-10	165.5	167.6	1.8	6.0	0.06	6.0	3.9	-1332.7
	200 South	GC6359	63/-69	108.0	122.8	14.8	8.2	0.01	11.1	5.3	-1424.2
	200 South	GC6375	243/-3	185.7	194.7	6.0	8.8	0.03	6.4	3.8	-1313.8
	200 South	GC6384	63/41	94.0	102.0	3.5	9.7	0.09	3.1	2.6	-1216.2
	200 South	GC6384	63/41	106.0	110.0	1.8	8.6	0.13	1.0	0.6	-1210.9
	200 South	GC6386	63.4/20	54.0	57.0	2.2	10.1	0.02	3.7	2.8	-1266.6

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com

200 South	GC6388	63/-2	29.9	32.0	1.7	15.3	0.01	7.5	3.1	-1293.0
200 South	GC6388	63/-2	36.2	39.7	2.9	11.1	0.01	10.2	5.3	-1293.0
200 South	GC6390	63/-29	22.7	29.0	6.3	8.2	0.01	8.9	4.3	-1309.0
200 South	GC6390	63/-29	48.7	61.4	12.7	9.3	0.03	7.0	3.8	-1323.0
200 South	GC6396	243/-56	19.0	22.2	2.4	15.7	0.02	2.3	1.2	-1315.0
200 South	GC6396	243/-56	90.4	105.0	14.0	11.4	0.01	4.7	2.7	-1374.9
200 South	GC6396	243/-56	117.0	148.2	26.9	15.7	0.02	2.0	1.0	-1396.6
200 South	GC6422	243/-30	52.7	55.1	2.4	29.0	0.05	5.2	2.4	-1289.0
5250	GC6344	201/70	31.0	54.0	22.7	11.1	0.01	3.4	1.9	-34
East	GC6263	353.7/63.5	167.0	168.0	1.0	27.4	0.06	8.0	4.0	66.5
East	GC6263	353.7/63.5	189.4	195.5	5.6	9.0	0.12	1.4	0.7	90.3
East	GC6271	53.4/64.7	145.2	162.7	17.4	13.5	0.01	2.9	1.7	50.4
East	GC6272	229.3/-11.8	174.7	176.8	1.9	7.0	0.01	15.3	6.9	209.0
East	GC6273	48/33.7	211.5	245.2	28.4	18.4	0.21	3.8	1.8	32.3
East	GC6279	246.4/0.4	215.9	235.9	15.8	9.5	0.10	6.2	1.9	259.0
East	GC6324	55.6/28.1	497.0	533.0	34.4	13.5	0.05	11.7	1.9	-80.7
NWW	GC6376	245/-83	6.2	18.0	11.8	16.0	0.10	14.0	3.6	-309
NWW	GC6376	245/-83	48.0	77.4	28.4	5.9	0.28	10.3	1.5	-364
NWW	GC6383	83/-59	37.0	100.0	44.6	4.1	0.14	10.0	0.9	-333
NWW	GC6383	83/-59	47.0	52.0	4.6	6.0	0.10	10.0	2.5	-330
NWW	GC6383	83/-59	85.5	100.0	13.3	3.2	0.15	14.4	0.6	-376
NWW	GC6383	83/-59	274.0	282.5	8.0	12.1	0.14	4.7	1.3	-409
NWW	GC6383	83/-59	276.0	282.5	6.4	13.3	0.16	4.7	1.5	-535
NWW	GC6387	63/-46	60.0	75.0	12.3	2.1	0.21	10.9	0.1	-349
NWW	GC6387	63/-46	90.0	100.0	8.2	8.0	0.14	9.8	0.1	-359
NWW	GC6387	63/-46	125.0	130.0	4.1	18.2	0.09	1.1	0.0	-379
NWW	GC6387	63/-46	288.0	292.6	4.3	28.5	0.21	7.3	2.0	-509
NWW	GC6394	53/-33	33.0	38.0	3.8	8.1	0.20	8.4	2.7	-316
NWW	GC6394	53/-33	58.0	61.0	2.7	3.5	0.17	14.1	1.1	-331
NWW	GC6394	53/-33	129.0	134.0	5.0	2.6	0.56	1.0	0.0	-366
NWW	GC6402	50/-51	39.2	42.5	3.2	26.0	0.11	4.0	0.2	-334
NWW	GC6402	50/-51	251.7	271.3	19.3	32.0	0.18	14.2	5.0	-484
NWW	GC6428	77/-47	6.7	10.0	3.3	4.9	0.02	18.6	8.7	-239
NWW	GC6428	77/-47	420.0	422.0	2.0	13.8	0.06	1.3	0.4	-539
NWW	GC6429	70/-58	5.8	14.8	9.0	7.5	0.04	18.2	7.1	-239
NWW	GC6429	70/-58	438.7	441.8	3.1	11.0	0.06	3.9	1.4	-619
NWW	GC6429	70/-58	475.6	476.6	1.0	4.4	0.04	23.3	4.7	-649
NWW	GC6430	59/-49	0.0	12.0	12.0	10.6	0.06	12.5	4.9	-249
NWW	GC6430	59/-49	450.6	461.8	11.2	4.3	0.10	24.3	4.2	-584
NWW	GC6437	38/-50	0.0	9.5	9.5	7.0	0.04	15.8	6.3	-239
NWW	GC6437	38/-50	428.4	443.9	15.3	5.0	0.06	22.8	5.4	-574
Southwest Bench	GC6409	243/12	197.1	199.5	0.4	16.5	0.01	5.2	2.6	31
Southwest Bench	GC6409	243/12	315.8	326.5	10.1	16.9	0.07	13.2	7.0	51
Southwest Bench	GC6431	30/30	196.7	201.4	4.0	15.8	0.09	1.2	0.6	-581
Upper Plate	GC6213	41.5/78.4	181.0	183.0	1.9	10.3	0.00	4.5	2.0	262.9
Upper Plate	GC6213	41.5/78.4	197.0	211.3	13.6	26.4	0.02	16.0	8.3	281.2
West	GC6235	63.4/-50.6	54.5	67.3	12.2	33.1	0.15	17.2	7.4	-268.5
West	GC6235	63.4/-50.6	95.9	110.4	14.5	72.7	0.23	9.6	5.2	-143.0
West	GC6235	63.4/-50.6	218.0	234.0	15.0	7.7	0.03	12.3	5.5	-175.8
West	GC6278	46.1/-7.3	127.4	141.0	5.0	7.0	0.00	8.2	4.1	-114.5
West	GC6278	46.1/-7.3	168.4	192.6	10.2	9.8	0.00	15.0	7.8	-120.5
West	GC6377	31/-5	104.1	117.5	13.2	10.8	0.13	6.8	2.4	-374
West	GC6377	31/-5	151.8	165.0	13.1	9.2	0.11	16.6	6.2	-378
Gallagher Fault Block Exploration	GC6246	63.4/-26.1	1163.0	1170.8	7.8	9.5	0.08	7.5	4.2	-1226.0
Gallagher Fault Block Exploration	GC6258	63.4/-15.8	1108.8	1111.5	2.7	8.9	0.13	5.6	2.0	-1088.0
Upper Plate Exploration	GC6364	243.4/45.1	366.2	370.0	2.7	1.2	0.01	10.6	5.9	364.0
Upper Plate Exploration	GC6373	255/34	529.0	532.0	1.9	7.6	0.01	10.0	9.5	411

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla.com